Submitted to the Securities and Exchange Commission on December 1 , 2016

Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 1-A (Amended b ) REGULATION A OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

STOCOSIL INC. (Exact Name of Issuer as Specified in Its charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)
17870 Castleton Street, Suite 250 City of Industry, California 91748 (626) 964-5788 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Issuer’s Principal Executive Office)
Pyng Soon
Chief Executive Officer
Stocosil Inc.
17870 Castleton Street, Suite 250
City of Industry, California 91748
 (626) 964-5788
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

2834 (Primary Standard Industrial Classification Code Number)	47-2620984 (IRS Employer Identification Number)
This offering statement shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

STOCOSIL INC.

Minimum Offering:	166,667 Shares of Common Stock ($2,500,005)
Maximum Offering:	733,340 Shares of Common Stock ($11,000,100)
Offering Price:	$15.00 per Share

 This is our initial public offering.  We are offering a minimum of 166,667 Shares and a maximum of 733,340 Shares of our common stock at a price of $15.00 per share.

This Offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended.  The disclosure we are providing you herein contains the information required by the Offering Circular format prescribed by Part II of Form 1-A (Amended b ).

Boustead Securities, LLC (the “Placement Agent”) is acting as Placement Agent for this Offering on a “best efforts” basis.  The Placement Agent has agreed to use its best efforts to solicit potential purchasers for the shares of common stock offered pursuant to this Offering Circular. The Offering must receive subscriptions for the Minimum Offering if any shares are to be sold.   Potential purchasers will be able to access the Offering through the Internet Website, www.TheASMX.com, which is made available by ASMX Capital, LLC ("ASMX") under the supervision of the Placement Agent. FOLIOfn Investments, Inc. (“Folio”), a FINRA member and SEC-registered broker-dealer, will process investor subscriptions and conduct closings.  The Offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our Placement Agent following receipt of subscription for the Minimum Offering amount; or (ii) February 28 2017 (which date may be extended at our discretion) (the “Offering Termination Date”).  Until we sell the minimum number of shares offered, all investor funds will be held in accounts at Folio. No interest will be charged on these funds. If we do not sell the Minimum Offering amount by February 28, 2017, no investor funds will be provided to us, and all subscriptions will be cancelled promptly. Subscriptions may be cancelled at any time prior to a closing by the investor or their advisor with access to their account. Upon subscription of the Minimum Offering the net proceeds of the Offering will be delivered to us by the Offering Termination Date. Investor funds will be transferred from the investors’ Folio accounts to the account of the issuer at Folio.  The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

There is currently no trading market for our common stock. We anticipate that the Placement Agent for this Offering will apply for quoting of our common stock on the OTC Markets  or an approved secondary marketplace upon the qualification of the Offering Statement of which this Offering Circular forms a part.

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THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH.  DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A.  FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” ON PAGE 3 FOR CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

	Price to Public	Placement Agent Fees (1)	Proceeds, before expenses (2)
Per share:	$15.00	$1.35	$13.65
Total Minimum:	$2,500,005	$225,000	$2,275,005
Total Maximum:	$11,000,100	$990,009	$10,010,091
_______________

(1) Does not reflect Placement Agent’s right to acquire warrants to purchase 3% of the aggregate shares of common stock sold in this Offering at an exercise price of $17.25 per share. See “Plan of Distribution” beginning on page 33.  Also does not reflect up to $30,000 of accountable expense reimbursement for the fees of underwriter’s counsel related to filings made pursuant to FINRA Rule 5110.
 (2) We estimate Offering expenses will be $293,500 . See “Use of Proceeds” beginning on page 38.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Our principal executive office is located at 17870 Castleton Street, Suite 250, City of Industry, California 91748.  Our corporate telephone phone number is (626) 964-5788.  Our corporate website is www.Stocosil.com.

THE DATE OF THIS OFFERING CIRCULAR IS  December 1, 2016.

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No person has been authorized to give any information or to make any representation other than those contained in or incorporated by reference in this Offering Circular.  You should rely only on the information contained in this Offering Circular and in any “testing the waters” materials prepared by or on behalf of us and delivered or made available to you.  Neither we nor any person acting on our behalf have authorized anyone to provide you with additional or different information. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this Offering Circular or any “testing the waters” materials is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our common stock.  Our business, financial condition, operating results, and prospects may have changed since that date.

Until ______ , 2016 (90 days after qualification of the Offering Statement of which this Offering Circular forms a part), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this Offering, may be required to deliver a copy Offering Circular subject to the provisions of Rule 251(d)(2)(ii) under Regulation A.

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SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire Offering Circular carefully, especially the section in this Offering Circular titled “Risk Factors,” before making an investment decision.

As used in this Offering Circular, references to “Stocosil,” “the Company,” “we,” “us,” or “our” refer to Stocosil Inc.

Overview
Our Company

The Company has elected its fiscal year end to be June 30.

Stocosil was founded by incubator Autotelic Inc. in December 2014 for the purpose of licensing and commercializing ST-101, a fixed-dose combination bilayer tablet of olmesartan medoxomil (an angiotensin II receptor blocker) for the treatment of hypertension and rosuvastatin calcium (a statin) for the treatment of hypercholesterolemia.

ST-101 is currently marketed in South Korea under the brand name Olostar® by Daewoong Pharmaceuticals. Stocosil has licensed the rights from Daewoong to commercialize ST-101 in the United States, Canada, Japan, Taiwan and Australia, as well as several Latin American countries. The license includes Daewoong’s patent portfolio, comprising a key drug formulation patent.

Our business plan is to develop and market ST-101 in the United States and other countries in which we hold a license. No fixed-dose combination of olmesartan medoxomil and rosuvastatin calcium currently exists in the United States. Worldwide sales of the branded versions of olmesartan medoxomil (Benicar®) and rosuvastatin calcium (Crestor®) in 2014 were $1.2 billion and $7.6 billion, respectively.   Both Benicar® and Crestor® are scheduled to go off patent in 2016.

Our pipeline includes follow-on products of therapeutic drug monitoring (“TDM”) for hypertension patients and tailored therapy for optimal dosing (ST-102) and therapeutic drug (ST-103) for treatment of Familial Hypercholesterolemia, or “FH”, defined below.  Our management team has significant experience in drug development.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.”  These risks include, among others:

·
We are a development-stage company subject to all of the risks and uncertainties of a new business, including the risk that we may never develop, complete development or market any of our products or generate product related revenues.

·	We do not have any products that are approved for commercial sale and therefore do not expect to generate any revenues from product sales in the foreseeable future, if ever.

·
We are heavily dependent on the success of ST-101 ST-102 and ST-103, and we cannot give any assurance that any of our products will receive regulatory approval, which is necessary before the products can be commercialized.

·
We expect to rely on third parties to manufacture our clinical ST-101, ST-102 and ST-103 supplies and we intend to rely on third parties to produce commercial supplies of any approved product, and our commercialization of any of our products could be stopped, delayed or made less profitable if those third parties fail to obtain approval of the FDA or comparable foreign regulatory authorities, fail to provide us with sufficient quantities of products or fail to do so at acceptable quality levels or prices.

·
Even if we receive regulatory approval for any of our products, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense. Additionally, our products, if approved, could be subject to labeling and other restrictions and market withdrawal and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products.

·	No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price.

Regulation A+

We are offering our common stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  These offering rules are often referred to as “Regulation A+.”  We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the Securities and Exchange Commission after the qualification of the offering statement of which this Offering Circular forms a part.

The Offering

Common Stock Offered By Us	Minimum: 166,667 shares Maximum: 733,340 shares
Common Stock Outstanding After This Offering	Minimum: 5,982,170 shares* Maximum: 6,548,843 shares* *includes 1,360,958 shares we intend to issue upon conversion of outstanding convertible notes upon the closing of this offering.

Placement Agent
We have engaged Boustead Securities, LLC, a Financial Industry Regulatory Authority (“FINRA”) and Securities Investors Protection Corporation (“SIPC”) broker dealer (“Boustead Securities;” “Placement Agent”) as the Placement Agent for this Offering.   The Placement Agent must sell the minimum number of shares offered if any are sold.  The Placement Agent is required to use only its best efforts to sell the shares offered.

Use of proceeds
We intend to use the net proceeds of this offering to undertake commercial launch activities for ST-101, to establish sales & marketing capabilities, and for other research and product development activities, working capital and general corporate purposes. See “Use of Proceeds” for a more detailed description of the intended use of proceeds from this offering.

Offering price	$15.00 per share
Gross Proceeds	Minimum: Offering: $2,500,005 Maximum Offering: $11,000,100
Closing
The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our Placement Agent after the minimum number of shares is sold, or (ii) February 28, 2017 (which date may be extended at our discretion) (the “Offering Termination Date”).  . If we do not sell the minimum number of shares by February 28, 2017, all funds will be promptly returned to investors without interest or deduction. If we complete this offering, net proceeds will be delivered to us on the closing date.

Risk Factors	See “Risk Factors” and other information included in this Offering Circular for a discussion of factors that you should consider carefully before deciding to invest in our common stock.
Secondary Trading
We anticipate that the Placement Agent for this offering will apply for quoting of our common stock on the OTC Markets or an approved secondary marketplace upon the qualification of the offering statement of which this Offering Circular forms a part.

 RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the risks described below, as well as the other information in this Offering Circular before deciding whether to invest in our common stock.  The occurrence of any of the events or developments described below could harm our financial condition, results of operations, business and prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may harm our business, financial conditions, result of operations and prospects.

Risks Related to Our Financial Position and Capital Requirements

We are a development-stage company subject to all of the risks and uncertainties of a new business, including the risk that we may never develop, complete development or market any of our products or generate product related revenues.

We are a development-stage pharmaceutical company that began operating and commenced research and development activities in 2014.  Pharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. There is no assurance that any of our potential products, ST-101, ST-102 and ST-103 (“products”), will be suitable for therapeutic use, or develop market and commercialize these products. We do not expect any of the products to be commercially available for a few years, if ever.  We expect the clinical development of our products will require significant additional effort, resources, time and expenses.  If we are unable to make our products commercially available, we may not be able to fund future operations.  Even if we are able to commercialize our potential products, there is no assurance that the product (s) would generate revenues or that any revenues generated would be sufficient for us to become profitable or thereafter maintain profitability.

We do not have any products that are approved for commercial sale and therefore do not expect to generate any revenues from product sales in the foreseeable future, if ever.

We have not generated any product related revenues to date, and do not expect to generate any such revenues for at least the next several years, if ever. To obtain revenues from sales of our potential products, we must succeed, either alone or with third parties, in developing, obtaining regulatory approval for, manufacturing and marketing these products with commercial potential. We may never succeed in these activities, and we may not generate sufficient revenues to continue our business operations or achieve profitability.

We have incurred significant losses since inception and anticipate that we will incur continued losses for the foreseeable future.

The Company was incorporated on December 11, 2014. As of June 30, 2016, our accumulated deficit was $3,648,939. Nevertheless, we will continue to incur significant research and development and other expenses related to our ongoing development of our products. We have incurred operating losses since our inception, expect to continue to incur significant operating losses for the foreseeable future, and we expect these losses to increase as we: (i) conduct preclinical and clinical testings, (ii) perform clinical trials (iii) seek regulatory approvals for and (iv) commercialization of our drug candidates (ST-101, ST-102 and ST-103). These activities would require expansion of our corporate infrastructure and headcounts, including the costs to file this Form 1-A (Amended b ) and audit associated with being a future public company. As such, we are subject to all risks incidental to the development of new pharmaceutical products and related companion diagnostics, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. Our continuing losses, combined with expected future losses, have had and will continue to have an adverse effect on our stockholders’ equity and working capital.

We will require substantial additional funding which may not be available to us on acceptable terms, or at all. If we fail to raise the necessary additional capital, we may be unable to complete the development and commercialization of our products, or continue our development programs.

Our operations have consumed substantial amounts of cash since inception. We expect to significantly increase our spending to advance the development of our products and launch and commercialize the products for which we receive regulatory approval, including building our own commercial organizations to address certain markets. We will require additional capital for the further development and commercialization of our products, as well as to fund our other operating expenses and capital expenditures.

We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back or discontinue the development or commercialization of one or more of our products. We may also seek collaborators for the products at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available. Any of these events could significantly harm our business, financial condition and prospects.

Our future capital requirements will depend on many factors, including:

·	the progress of the development of our products, ST-101, ST-102 and ST-103;

·	the time and costs involved in obtaining regulatory approvals, including orphan drug approval for ST-103 HoFH;

·	the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims;

·	our plans to establish sales, marketing and/or manufacturing capabilities;

·	the effect of competing technological and market developments;

·	the terms and timing of any collaborative, licensing and other arrangements that we may establish;

·	general market conditions for offerings from pharmaceutical companies;

·	our ability to establish, enforce and maintain selected strategic alliances and activities required for product commercialization; and

·	our revenues, if any, from successful development and commercialization of the products.

In order to carry out our business plan and implement our strategy, we anticipate that we will need to obtain additional financing from time to time and may choose to raise additional funds through strategic collaborations, licensing arrangements, public or private equity or debt financing, bank lines of credit, asset sales, government grants, or other arrangements. We cannot be sure that any additional funding, if needed, will be available on terms favorable to us or at all. Furthermore, any additional equity or equity-related financing may be dilutive to our stockholders, and debt or equity financing, if available, may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to certain of our products or marketing territories.

Our inability to raise capital when needed would harm our business, financial condition and results of operations, and could cause our stock price to decline or require that we wind down our operations altogether.

Risks Related to Our Business and Industry

We are heavily dependent on the success of ST-101, ST-102 and ST-103, and we cannot give any assurance that any of our products will receive regulatory approval, which is necessary before the products can be commercialized.

To date, we have invested a significant portion of our efforts and financial resources in the acquisition and development of the product candidates. As an early stage company, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the pharmaceutical area. Our future success is substantially dependent on our ability to successfully develop, obtain regulatory approval for, and then successfully commercialize such products. The products are currently in clinical development. Our business depends entirely on the successful development and commercialization of the products, which may never occur. We currently generate no revenues from any sales, and we may never be able to develop or commercialize a marketable drug.

The successful development, and any commercialization, of our technologies and any of the products would require us to successfully perform a variety of functions, including:

·	developing both ST-101, ST-102 and ST-103;

·	identifying, developing, manufacturing and commercializing the products;

·	entering into successful licensing and other arrangements with product development partners;

·	obtaining regulatory approval for the products;

·	conducting sales and marketing activities.

Our operations have been limited to organizing our company, acquiring, developing and securing our proprietary technology and identifying and obtaining early preclinical data or clinical data for the products. These operations provide a limited basis for you to assess our ability to continue to develop ST-101, ST-102 and ST-103, to develop and commercialize any other product that we are able to enter into successful collaborative arrangements with other companies, as well as for you to assess the advisability of investing in our securities. Each of these requirements will require substantial time, effort and financial resources.

Each of the products will require additional preclinical and clinical development, management of preclinical, clinical and manufacturing activities, and obtaining regulatory approval in multiple jurisdictions, obtaining manufacturing supply, building of a commercial organization, and significant marketing efforts before we generate any revenues from product sales. We are not permitted to market or promote any of the products in the U.S. before we receive regulatory approval from the U.S. Food and Drug Administration, or FDA, or comparable foreign regulatory authorities in the applicable territory, and we may never receive such regulatory approval for any of the products, anywhere in the world. In addition, TDM companion diagnostics are subject to regulation as medical devices and must themselves be approved for marketing in the U.S. by the FDA or certain other foreign regulatory agencies in their respective territories before we may commercialize ST-102.

            Our most rapid and cost effective access to market approval for our products depends on meeting the conditions for approval under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act, or FFDCA.

We are seeking approval for our products under Section 505(b)(2) of the FFDCA, enacted as part of the Drug Price Competition and Patent Restoration Act of 1984, otherwise known as the Hatch-Waxman Act, which permits applicants to rely in part on preclinical and clinical data generated by third parties.

Specifically, with respect to our products, we are relying in part on third party data on olmesartan medoxomil and rosuvastatin calcium, which are the active ingredients in our products and each are separately approved products in the US. There can be no assurance that the FDA will not require us to conduct additional preclinical or clinical studies or otherwise obtain new supplementary data with respect to some or all of the data upon which we may rely prior to approving NDAs for our products.

Our NDA also relies on prior FDA findings of safety and effectiveness of previously approved reference drugs, and we will make certifications in our NDA under Section 505(b)(2) requirements based on the listed patents in the FDA publication “Approved Drug Products with Therapeutics Equivalence Evaluations,” or the Orange Book, for certain of these referenced products. In the event that one or more patents is listed in the Orange Book for the referenced product after our submission of additional information in support of our NDA for FDC, we may also be required to evaluate the applicability of these patents to our products and submit additional certifications. A paragraph III certification, stating that a listed patent has not expired, but will expire on a particular date, may delay the approval of our products until the expiration of the patent. A paragraph IV certification, stating that a listed patent is invalid, unenforceable, or not infringed by our products may require us to notify the patent owner and the holder of the NDA for the referenced product of the existence of the NDA for our particular product, and may result in patent litigation against us and the entry of a 30-month stay of FDA’s ability to issue final approval of the 505(b)(2) NDA for such product.

Our success also relies, in part, on obtaining Hatch-Waxman marketing exclusivity in connection with any approval of a NDA for our product. Such exclusivity protection would preclude the FDA from approving a marketing application for a duplicate of our product, a product that the FDA views as having the same conditions of approval as our product (for example, the same indication, the same route of delivery and/or other conditions of use), or a 505(b)(2) NDA submitted to the FDA with our product as the reference product, for a period of three years from the date of our approval, although the FDA may accept and commence review of such applications. This form of exclusivity may not prevent FDA approval of an NDA that relies only on its own data to support the change or innovation. Similarly, if, prior to approval of the  NDA for our product, another company obtains approval for a product candidate under, in the view of the FDA, the same conditions of approval that we are seeking for our product, our product could be blocked until the other company’s three-year Hatch-Waxman marketing exclusivity expires.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of the products may not be predictive of the results of later-stage clinical trials. The products in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. It is not uncommon for companies in the pharmaceutical industry to suffer significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. Our future clinical trial results may not be successful.

Each product’s development risk is heightened by any changes in the planned clinical trials compared to the completed clinical trials. As products are developed through preclinical to early and late stage clinical trials towards approval and commercialization, it is customary that various aspects of the development program, such as manufacturing and methods of administration, are altered along the way in an effort to optimize processes and results. While these types of changes are common and are intended to optimize the products for late stage clinical trials, approval and commercialization, such changes do carry the risk that they will not achieve these intended objectives.

We have not previously initiated or completed a corporate-sponsored clinical trial. Consequently, we may not have the necessary capabilities, including adequate staffing, to successfully manage the execution and completion of any clinical trials we initiate, including our planned clinical trials of ST-101, ST-102 and ST-103, in a way that leads to our obtaining marketing approval for the product candidates in a timely manner, or at all.

In the event we are able to conduct a pivotal clinical trial of our products, the results of such trial may not be adequate to support marketing approval. For any such pivotal trial, if the FDA disagrees with our choice of primary endpoint or the results for the primary endpoint are not robust or significant relative to control, are subject to confounding factors, or are not adequately supported by other study endpoints, including targeted BP and LDC-C levels, the FDA may refuse to approve our products   based on such pivotal trial. The FDA may require additional clinical trials as a condition for approving our products.

Delays in clinical testing could result in increased costs to us and delay our ability to generate revenue.

Although we are planning for certain clinical trials relating to ST-101, ST-102 and ST-103, there can be no assurance that the FDA will accept our proposed trial designs. We may experience delays in our clinical trials and we do not know whether planned clinical trials will begin on time, need to be redesigned, enroll patients on time or be completed on schedule, if at all. Clinical trials can be delayed for a variety of reasons, including delays related to:

·	obtaining regulatory approval to commence a trial;

·
reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

·	obtaining institutional review board, or IRB, approval at each site;

·	recruiting suitable patients to participate in a trial;

·	clinical sites deviating from the clinical trial protocol or dropping out of a trial;

·	having patients complete a trial or return for post-treatment follow-up;

·	developing and validating TDM companion diagnostics on a timely basis;

·	adding new clinical trial sites; or

·	manufacturing sufficient quantities of the products for use in clinical trials.

Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating. Furthermore, we intend to rely on CROs and clinical trial sites to ensure the proper and timely conduct of our clinical trials and we intend to have agreements governing their committed activities, we will have limited influence over their actual performance.

We could encounter delays if a clinical trial is suspended or terminated by us, by the IRBs of the institutions in which such trials are being conducted, by the Data Safety Monitoring Board, or DSMB, for such trial or by the FDA or other regulatory authorities. Such authorities may impose such a suspension or termination due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

If we experience delays in the completion of, or termination of, any clinical trial of the products, the commercial prospects of the products will be harmed, and our ability to generate product revenues from any of these products will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product development and approval process and jeopardize our ability to commence product sales and generate revenues. Any of these occurrences may harm our business, financial condition and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of the products.

            Competition for patients in conducting clinical trials may prevent or delay product development and strain our limited financial resources.

Many pharmaceutical companies are conducting clinical trials in patients with the disease indications that our potential products target. As a result, we must compete with them for clinical sites, physicians and the limited number of patients who fulfill the stringent requirements for participation in clinical trials. Also, due to the confidential nature of clinical trials, we do not know how many of the eligible patients may be enrolled in competing studies and who are consequently not available to us for our clinical trials. Our clinical trials may be delayed or terminated due to the inability to enroll enough patients. Patient enrollment depends on many factors, including the size of the patient population, the nature of the trial protocol, the proximity of patients to clinical sites and the eligibility criteria for the study. The delay or inability to meet planned patient enrollment may result in increased costs and delays or termination of the trial, which could have a harmful effect on our ability to develop products.

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our products, our business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a products clinical development and may vary among jurisdictions. We have not obtained regulatory approval for any of our products and it is possible that none of our existing products or any product we may seek to develop in the future will ever obtain regulatory approval.

Our products could fail to receive regulatory approval for many reasons, including the following:

·	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials;

·	we may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that our products are safe and effective for its proposed indication;

·	the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;

·	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

·	the FDA or comparable foreign regulatory authorities may fail to approve the TDM companion diagnostics we contemplate developing with partners;

·	the FDA may disapprove the orphan drug designation for ST-103 HoFH; and

·	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

This lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval to market our products, which would significantly harm our business, results of operations and prospects.

In addition, even if we were to obtain approval, regulatory authorities may approve any of our products for fewer or more limited indications than we request, may not approve the price we intend to charge for our products, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve our products with a label that does not include the labeling claims necessary or desirable for the successful commercialization of our products. Any of the foregoing scenarios could materially harm the commercial prospects for our products.

We have not previously submitted a New Drug Application, or NDA, to the FDA, or similar drug approval filings to comparable foreign authorities, for our products, and we cannot be certain that any of our products will be successful in clinical trials or receive regulatory approval. Further, our products may not receive regulatory approval even if they are successful in clinical trials. If we do not receive regulatory approvals for our products, we may not be able to continue our operations. If the markets for patients that we are targeting for our products are not as significant as we estimate, we may not generate significant revenues from sales of such products, if approved.

We plan to seek regulatory approval to commercialize our products in the U.S., Canada, Japan, Taiwan, certain South American countries and Australia. While the scope of regulatory approval is similar in other countries, to obtain separate regulatory approval in many other countries we must comply with numerous and varying regulatory requirements of such countries regarding safety and efficacy and governing, among other things, clinical trials and commercial sales, pricing and distribution of our products, and we cannot predict success in any jurisdictions.

            Our products may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.

Undesirable side effects caused by our products could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities.  The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly.

Additionally if one or more of our products receive marketing approval, and we or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including:

·	regulatory authorities may withdraw approvals of such products;

·	regulatory authorities may require additional warnings on the label for such products;

·	we may be required to create a medication guide outlining the risks of such side effects for distribution to patients

·	we could be sued and held liable for harm caused to patients; and

·	our reputation may suffer

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product or for particular indications of a product, if approved, and could significantly harm our business, results of operations and prospects.

            We rely on third parties to conduct our preclinical and clinical trials. If these third parties do not successfully perform their contractual legal and regulatory duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our products and our business could be substantially harmed.

We plan to rely upon third-party CROs to monitor and manage data for our preclinical and clinical programs. We rely on these parties for execution of our preclinical and clinical trials, and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and our reliance on the CROs does not relieve us of our regulatory responsibilities. We and our CROs are required to comply with current good clinical practices, or cGCP, which are regulations and guidelines enforced by the FDA, or in foreign jurisdictions, promulgated and enforced by the applicable regulatory authorities of such foreign jurisdictions, for all of our products in clinical development.

Regulatory authorities enforce these cGCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any of our CROs fail to comply with applicable cGCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with cGCP regulations. In addition, our clinical trials must be conducted with products produced under current good manufacturing practices, or cGMP, regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

If any of our relationships with our CROs terminate, we may not be able to enter into arrangements with alternative CROs or to do so on commercially reasonable terms. In addition, our CROs are not our employees, and except for remedies available to us under our agreements with such CROs, we cannot control whether or not they devote sufficient time and resources to our clinical, nonclinical and preclinical programs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our products. As a result, our operations and the commercial prospects for our products would be harmed, our costs could increase and our ability to generate revenues could be delayed.

Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with our CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

We expect to rely on third parties to manufacture our clinical ST-101, ST-102 and ST-103 supplies and we intend to rely on third parties to produce commercial supplies of any approved product, and our commercialization of any of our products could be stopped, delayed or made less profitable if those third parties fail to obtain approval of the FDA or comparable foreign regulatory authorities, fail to provide us with sufficient quantities of products or fail to do so at acceptable quality levels or prices.

We do not currently have nor do we plan to acquire the infrastructure or capability internally to manufacture our clinical supplies or products for use in the conduct of our clinical trials, and we lack the resources and the capability to manufacture any of our products on a clinical or commercial scale. We do not control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with the cGMP regulatory requirements for manufacture of both active drug substances and finished drug products. If our contract manufacturers cannot successfully manufacture material that conforms to the strict regulatory requirements of the FDA or other foreign regulatory authorities, they will not be able to secure and/or maintain regulatory approval for their manufacturing facilities. In addition, we have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our products or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain regulatory approval for or market our products , if approved.

With respect to ST-101, we are solely dependent on and are required to purchase from Daewoong all of our required supplies of ST-101, and there can be no assurance that the product we receive from Daewoong is manufactured in accordance with applicable regulatory requirements or that Daewoong will provide us with all of the product that we require.  Our reliance on Daewoong and any failure of Daewoong to supply ST-101, would impact our ability to further develop and obtain approval for ST-101, ST-102 and ST-103, or to successfully commercialize the products, even if approved.  Any failure of Daewoong in supplying ST-101 to meet our requirements, including cGMP standards, would risk significant delay and potential non-approvability of ST-101, which would have a material adverse effect on our business and operations.

If we terminate Daewoong as our manufacturing CRO, we may not be able to enter into arrangements with alternative CROs or to do so on commercially reasonable terms. Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with our CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

Material necessary to manufacture our products may not be available on commercially reasonable terms, or at all, which may delay the development and commercialization of our products.

We rely on our manufacturers to produce or purchase from third-party suppliers the materials necessary to produce our products for our clinical trials. There are a limited number of suppliers for raw materials that we use to manufacture our drugs and there may be a need to assess alternate suppliers to prevent a possible disruption of the manufacture of the materials necessary to produce our products for our clinical trials, and if approved, ultimately for commercial sale. We do not have any control over the process or timing of the acquisition of these raw materials by our manufacturers. Except for the manufacture and supply of ST-101, we currently do not have any agreements for the production of products. Any significant delay in the supply of a product, or the raw material components thereof, for an ongoing clinical trial due to the need to replace a third-party manufacturer could considerably delay completion of our clinical trials, product testing and potential regulatory approval of our products. If our manufacturers or we are unable to purchase these raw materials after regulatory approval has been obtained for our product, the commercial launch of our product would be delayed or there would be a shortage in supply, which would impair our ability to generate revenues from the sale of our product.

We expect to continue to depend on third-party contract manufacturers for the foreseeable future. We have not entered into long-term agreements with any of our current contract manufacturers or with any fill/finish suppliers, and though we intend to do so prior to commercial launch of our products in order to ensure that we maintain adequate supplies of finished product, we may be unable to enter into such an agreement or do so on commercially reasonable terms, which could have a material adverse impact upon our business.

We currently have no sales and marketing organization. If we are unable to establish a direct sales force in the U.S. to promote our products, the commercial opportunity for our products may be diminished.

We currently have no sales and marketing organization. If any of our products are approved by the FDA, The Company plans to commercialize ST-101 through the pharmaceutical distribution channels with partner(s) either through an exclusive or non-exclusive distribution license or partnership.  The partner would already have established footprint/sale force in the applicable territory with menu of similar products, allowing us to rapidly launch our products without incurring cost associated with building out a sales and marketing team. The Company may build a core sales and marketing team to oversee the sales and marketing of ST-101.  This core team will be responsible for the build out of sales and marketing team to support the launch of ST-102 and ST-103 and all subsequent products in its pipeline. We will incur significant additional expenses and commit significant additional management resources to establish our sales force. We may not be able to establish these capabilities despite these additional expenditures. We will also have to compete with other pharmaceutical and biotechnology companies to recruit, hire and train sales and marketing personnel. If we elect to rely on third parties to sell our products in the U.S., we may receive less revenue than if we sold our products directly. In addition, although we would intend to diligently monitor their activities, we may have little or no control over the sales efforts of those third parties. In the event we are unable to develop our own sales force or collaborate with a third party to sell our products, we may not be able to commercialize our products which would negatively impact our ability to generate revenue.

We may not be able to enter into any marketing arrangements on favorable terms or at all. If we are unable to enter into a marketing arrangement for our products, we may not be able to develop an effective sales force to successfully commercialize our products. If we fail to enter into marketing arrangements for our products and are unable to develop an effective sales force, our ability to generate revenue would be limited.

We may need others to market and commercialize our product candidates in international markets.

In the future, if appropriate regulatory approvals are obtained, we may commercialize our products in international markets. However, we have not decided how we will commercialize our products in those markets. We may decide to build our own sales force or sell our products through third parties. If we decide to sell our products in international markets through a third party, we may not be able to enter into any marketing arrangements on favorable terms or at all. In addition, these arrangements could result in lower levels of income to us than if we marketed our products entirely on our own. If we are unable to enter into a marketing arrangement for our products in international markets, we may not be able to develop an effective international sales force to successfully commercialize our products in international markets. If we fail to enter into marketing arrangements for our products and are unable to develop an effective international sales force, our ability to generate revenue would be limited.

Even if we receive regulatory approval for any of our products, we will be subject to ongoing obligations and continued regulatory review, which may result in significant additional expense. Additionally, our products, if approved, could be subject to labeling and other restrictions and market withdrawal and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products.

Any regulatory approvals that we receive for our products may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase IV clinical trials, and surveillance to monitor the safety and efficacy of the product. In addition, if the FDA or a comparable foreign regulatory authority approves any of our products, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the product will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMPs and cGCPs for any clinical trials that we conduct post-approval. The future discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

·	restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, or voluntary or mandatory product recalls;

·	fines, warning letters or holds on clinical trials;

·	refusal by the FDA to approve pending applications or supplements to approved applications filed by us, or suspension or revocation of product license approvals;

·	product seizure or detention, or refusal to permit the import or export of products; and

·	injunctions or the imposition of civil or criminal penalties.

The FDA’s policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our products. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, which would adversely affect our business, prospects and ability to achieve or sustain profitability.

We will need to obtain FDA approval of any proposed product brand names, and any failure or delay associated with such approval may adversely impact our business.

A pharmaceutical product cannot be marketed in the U.S. or other countries until we have completed rigorous and extensive regulatory review processes, including approval of a brand name. Any brand names we intend to use for our products will require approval from the FDA regardless of whether we have secured a formal trademark registration from the U.S. Patent and Trademark Office, or the PTO. The FDA typically conducts a review of proposed product brand names, including an evaluation of potential for confusion with other product names. The FDA may also object to a product brand name if the FDA believes the name inappropriately implies medical claims. If the FDA objects to any of our proposed product brand names, we may be required to adopt an alternative brand name for our products.  We may be required to expend significant resources in an effort to identify a suitable product brand name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA. We may be unable to build a successful brand identity for a new trademark in a timely manner or at all, which would limit our ability to commercialize our products.

Our failure to successfully discover, acquire, develop and market additional product candidates or approved products would impair our ability to grow.

As part of our growth strategy, we intend to develop and market additional products and product candidates. We are pursuing various therapeutic opportunities through our pipeline. We may spend several years completing our development of any particular current or future internal product candidate, and failure can occur at any stage. The product candidates to which we allocate our resources may not end up being successful. In addition, because our internal research capabilities are limited, we may be dependent upon pharmaceutical and biotechnology companies, academic scientists and other researchers to sell or license products or technology to us. The success of this strategy depends partly upon our ability to identify, select, discover and acquire promising pharmaceutical product candidates and products. Failure of this strategy would impair our ability to grow.

The process of proposing, negotiating and implementing a license or acquisition of a product candidate or approved product is lengthy and complex. Other companies, including some with substantially greater financial, marketing and sales resources, may compete with us for the license or acquisition of product candidates and approved products. We have limited resources to identify and execute the acquisition or in-licensing of third-party products, businesses and technologies and integrate them into our current infrastructure. Moreover, we may devote resources to potential acquisitions or in-licensing opportunities that are never completed, or we may fail to realize the anticipated benefits of such efforts. We may not be able to acquire the rights to additional product candidates on terms that we find acceptable, or at all.

In addition, future acquisitions may entail numerous operational and financial risks, including:

·	disruption of our business and diversion of our management’s time and attention to develop acquired products or technologies;

·	incurrence of substantial debt, dilutive issuances of securities or depletion of cash to pay for acquisitions;

·	higher than expected acquisition and integration costs;

·	difficulty in combining the operations and personnel of any acquired businesses with our operations and personnel;

·	increased amortization expenses;

·	impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership;

·	inability to motivate key employees of any acquired businesses; and

·	assumption of known and unknown liabilities.

Further, any product candidate that we acquire may require additional development efforts prior to commercial sale, including extensive clinical testing and approval by the FDA and applicable foreign regulatory authorities. All product candidates are prone to risks of failure typical of pharmaceutical product development, including the possibility that a product candidate will not be shown to be sufficiently safe and effective for approval by regulatory authorities.

Our commercial success depends upon us attaining significant market acceptance of our product candidates, if approved for sale, among physicians, patients, healthcare payors and the medical community.

Even if we obtain regulatory approval for our products, the product may not gain market acceptance among physicians, health care payors, patients and the medical community, which are critical to commercial success. Market acceptance of any product for which we receive approval depends on a number of factors, including:

·	the efficacy and safety as demonstrated in clinical trials;

·	the timing of market introduction of such product candidate as well as competitive products;

·	the clinical indications for which the drug is approved;

·	acceptance by physicians and patients of the drug as a safe and effective treatment;

·	the safety of such product seen in a broader patient group, including its use outside the approved indications;

·	the availability, cost and potential advantages of alternative treatments, including individual generic drugs;

·	the availability of adequate reimbursement and pricing by third-party payors and government authorities;

·	the relative convenience and ease of administration of ST-101 for clinical practices;

·	the product labeling or product insert required by the FDA or regulatory authority in other countries;

·	the prevalence and severity of adverse side effects; and

·	the effectiveness of our sales and marketing efforts.

If any product candidate that we develop does not provide a treatment regimen that is as beneficial as, or is perceived as being as beneficial as, the current standard of care or otherwise does not provide patient benefit, that product, if approved for commercial sale by the FDA or other regulatory authorities, likely will not achieve market acceptance. Our ability to effectively promote and sell any approved products will also depend on pricing and cost-effectiveness, including our ability to produce a product at a competitive price and our ability to obtain sufficient third-party coverage or reimbursement. If any product is approved but does not achieve an adequate level of acceptance by physicians, patients and third-party payors, our ability to generate revenues from that product would be substantially reduced. In addition, our efforts to educate the medical community and third-party payors on the benefits of our product candidates may require significant resources, are subject to FDA rules and policies on product promotion, and may never be successful.

If we cannot compete successfully against other biotechnology and pharmaceutical companies, we may not be successful in developing and commercializing our technology and our business will suffer.

The biotechnology and pharmaceutical industries are characterized by intense competition and rapid technological advances, both in the U.S. and internationally. Our products compete directly with current marketed products, olmesartan medoxomil and rosuvastatin calcium.  Olmesartan medoxomil is already approved for treating hypertension and rosuvastatin calcium is already approved for treating hypercholesterolemia.  Each drug mentioned above will compete with our products. Specifically, we will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors have validated technologies with individual drugs, which are already FDA-approved or are in various stages of development. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs and have substantially greater financial resources than we do, as well as significantly greater experience in:

·	developing product candidates and technologies generally;

·	undertaking preclinical testing and clinical trials;

·	obtaining FDA and other regulatory approvals of product candidates;

·	formulating and manufacturing product candidates; and

·	launching, marketing and selling product candidates.

Many of our competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations. Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in our competitors. As a result, these companies may obtain regulatory approval more rapidly than we are able and may be more effective in selling and marketing their products as well. Smaller or early-stage companies or generic pharmaceutical manufacturers may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may succeed in developing, acquiring or licensing on an exclusive basis certain drug products that are more effective or less costly than any product that we are currently developing or that we may develop. If approved, our products will face competition from commercially available drugs as well as drugs that are in the development pipelines of our competitors and later enter the market.

Established pharmaceutical companies may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make our products less competitive. In addition, any new product that competes with an approved product must demonstrate compelling advantages in efficacy, convenience, tolerability and safety in order to overcome price competition and to be commercially successful. Accordingly, our competitors may succeed in obtaining patent protection, receiving FDA or other regulatory approval or discovering, developing and commercializing medicines before we do, which would have a material adverse impact on our business. If our technologies fail to compete effectively against third party technologies, our business will be adversely impacted.

We expect that our ability to compete effectively will depend upon our ability to:

·	successfully and efficiently complete clinical trials and submit for and obtain all requisite regulatory approvals in a cost-effective manner;

·	maintain a proprietary position for our products and manufacturing processes and other related product technology;

·	attract and retain key personnel;

·	develop relationships with physicians prescribing these products; and

·	build an adequate sales and marketing infrastructure for our product candidates.

Because we will be competing against significantly larger companies with established track records, we will have to demonstrate that, based on experience, clinical data, side-effect profiles and other factors, our products, if approved, are competitive with other products.

If approved, our products will face competition from less expensive generic individual products of competitors and, if we are unable to differentiate the benefits of our products over these less expensive alternatives, we may never generate meaningful product revenues.

Olmesartan medoxomil and rosuvastatin calcium therapies will be sold individually as generic products at lower prices in the near future, when the patents covering them begin to expire in approximately 2016 or earlier if the patents are successfully challenged. We anticipate that, if approved, our products will face increased competition in the form of generic versions of branded products of competitors that have lost or will lose their patent exclusivity. For example, ST-101, if approved, will initially face competition from the less expensive generic forms of olmesartan medoxomil and rosuvastatin calcium. If we are unable to demonstrate to physicians, health care payors, patients and the medical community that the key differentiating features of our products translate to overall clinical benefit or lower cost of care, we may not be able to compete with generic alternatives.

Reimbursement may be limited or unavailable in certain market segments for our products, which could make it difficult for us to sell our products profitably.

There is significant uncertainty related to the third-party coverage and reimbursement of newly approved drugs. We intend to seek approval to market our products in the United States, Canada, Australia, Japan, Taiwan and certain South American countries. Market acceptance and sales of our products in both domestic and international markets will depend significantly on the availability of adequate coverage and reimbursement from third-party payors for any of our products and may be affected by existing and future health care reform measures. Government and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new drugs and, as a result, they may not cover or provide adequate payment for our products. These payors may conclude that our products are less safe, less effective or less cost-effective than existing or future introduced products, and third-party payors may not approve our products for coverage and reimbursement or may cease providing coverage and reimbursement for these products.

Obtaining coverage and reimbursement approval for a product from a government or other third-party payor is a time consuming and costly process that could require us to provide to the payor supporting scientific, clinical and cost-effectiveness data for the use of our products. We may not be able to provide data sufficient to gain acceptance with respect to coverage and reimbursement. If reimbursement of our future products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability.

In some foreign countries, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product candidate. To obtain reimbursement or pricing approval in some countries, we may be required to conduct additional clinical trials that compare the cost-effectiveness of our product candidates to other available therapies. If reimbursement of our product candidates is unavailable or limited in scope or amount in a particular country, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability of our products in such country.

Healthcare reform measures could hinder or prevent our product candidates’ commercial success.

In both the U.S. and certain foreign jurisdictions, there have been and we expect there will continue to be a number of legislative and regulatory changes to the health care system that could impact our ability to sell our products profitably. The U.S. government and other governments have shown significant interest in pursuing healthcare reform. In particular, the Medicare Modernization Act of 2003 revised the payment methodology for many products under the Medicare program in the U.S. This has resulted in lower rates of reimbursement. In 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, collectively, the Healthcare Reform Law, was enacted. The Healthcare Reform Law substantially changes the way healthcare is financed by both governmental and private insurers. Such government-adopted reform measures may adversely impact the pricing of healthcare products and services in the United States or internationally and the amount of reimbursement available from governmental agencies or other third-party payors.

There have been, and likely will continue to be, legislative and regulatory proposals at the federal and state levels directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. We cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare may adversely affect the demand for any drug products for which we may obtain regulatory approval, as well as our ability to set satisfactory prices for our products, to generate revenues, and to achieve and maintain profitability.

Failure to successfully validate, develop and obtain regulatory approval for companion diagnostics could harm our long-term drug development strategy.

As one of the key elements of our clinical development strategy, we seek to identify patients within a disease category or indication who may derive selective and meaningful benefit from the products we are developing. In collaboration with our partners, for example, Autotelic Inc., we plan to develop TDM companion diagnostics to help us to more accurately identify patients within a particular category or indication, both during our clinical trials and in connection with the commercialization of certain of our products. TDM companion diagnostics are subject to regulation by the FDA and comparable foreign regulatory authorities as medical devices and require separate regulatory approval prior to commercialization. We do not develop TDM companion diagnostics internally and thus we are dependent on the sustained cooperation and effort of our third-party collaborators in developing and obtaining approval for these companion diagnostics. We and our collaborators may encounter difficulties in developing and obtaining approval for the companion diagnostics, including issues relating to selectivity/specificity, analytical validation, reproducibility, or clinical validation. Any delay or failure to develop or obtain regulatory approval of the TDM companion diagnostics could delay or prevent approval of our products. In addition, our collaborators may encounter production difficulties that could constrain the supply of the TDM companion diagnostics, and both they and we may have difficulties gaining acceptance of the use of the TDM companion diagnostics in the clinical community. If such companion diagnostics fail to gain market acceptance, it would have an adverse effect on our ability to derive revenues from sales of our products. In addition, the TDM companion diagnostic company with whom we contract may decide to discontinue selling or manufacturing the TDM companion diagnostic that we anticipate using in connection with development and commercialization of our products or our relationship with such diagnostic company may otherwise terminate. We may not be able to enter into arrangements with another diagnostic company to obtain supplies of an alternative diagnostic test for use in connection with the development and commercialization of our product candidates or do so on commercially reasonable terms, which could adversely affect and/or delay the development or commercialization of our products.

Our product development efforts may not be successful.

Our product development efforts for ST-101, ST-102 and ST-103 are designed to focus on hypertension and hyperlipidemia, these approaches and technologies that have not been widely studied. We are applying these approaches and technologies in our attempt to discover new treatments for conditions that are also the subject of research and development efforts of many other companies. These approaches and technologies may never be successful.

Our failure to find third party collaborators to assist or share in the costs of product development could materially harm our business, financial condition and results of operations.

Our strategy for the development and commercialization of our products may include the formation of collaborative arrangements with third parties. Potential third parties include biopharmaceutical, pharmaceutical and biotechnology companies, academic institutions and other entities. Third-party collaborators may assist us in:

·	funding research, preclinical development, clinical trials and manufacturing;

·	seeking and obtaining regulatory approvals; and

·	successfully commercializing any future product candidates.

If we are not able to establish further collaboration agreements, we may be required to undertake product development and commercialization at our own expense. Such an undertaking may limit the number of products that we will be able to develop, significantly increase our capital requirements and place additional strain on our internal resources. Our failure to enter into additional collaborations could materially harm our business, financial condition and results of operations.

In addition, our dependence on licensing, collaboration and other agreements with third parties may subject us to a number of risks. These agreements may not be on terms that prove favorable to us and may require us to relinquish certain rights in our products. To the extent we agree to work exclusively with one collaborator in a given area, our opportunities to collaborate with other entities could be curtailed. Lengthy negotiations with potential new collaborators may lead to delays in the research, development or commercialization of product candidates. The decision by our collaborators to pursue alternative technologies or the failure of our collaborators to develop or commercialize successfully any product candidate to which they have obtained rights from us could materially harm our business, financial condition and results of operations.

Adverse economic conditions may have material adverse consequences on our business, results of operations and financial condition.

Unpredictable and unstable changes in economic conditions, including recession, inflation, increased government intervention, or other changes, may adversely affect our general business strategy. We rely upon our ability to generate additional sources of liquidity and we may need to raise additional funds through public or private debt or equity financings in order to fund existing operations or to take advantage of opportunities, including acquisitions of complementary businesses or technologies. Any adverse event would have a material adverse impact on our business, results of operations and financial condition.

Because our development activities are expected to rely heavily on sensitive and personal information, an area which is highly regulated by privacy laws, we may not be able to generate, maintain or access essential patient samples or data to continue our research and development efforts in the future on reasonable terms and conditions, which may adversely affect our business.

We may have access to very sensitive data regarding patients. This data will contain information that is personal in nature. The maintenance of this data is subject to certain privacy-related laws, which impose upon us administrative and financial burdens, and litigation risks. For instance, the rules promulgated by the Department of Health and Human Services under the Health Insurance Portability and Accountability Act, or HIPAA, create national standards to protect patients’ medical records and other personal information in the U.S. These rules require that healthcare providers and other covered entities obtain written authorizations from patients prior to disclosing protected health care information of the patient to companies. If the patient fails to execute an authorization or the authorization fails to contain all required provisions, then we will not be allowed access to the patient’s information and our research efforts can be substantially delayed. Furthermore, use of protected health information that is provided to us pursuant to a valid patient authorization is subject to the limits set forth in the authorization (i.e., for use in research and in submissions to regulatory authorities for product approvals). As such, we are required to implement policies, procedures and reasonable and appropriate security measures to protect individually identifiable health information we receive from covered entities, and to ensure such information is used only as authorized by the patient. Any violations of these rules by us could subject us to civil and criminal penalties and adverse publicity, and could harm our ability to initiate and complete clinical studies required to support regulatory applications for our proposed products. In addition, HIPAA does not replace federal, state, or other laws that may grant individuals even greater privacy protections. We can provide no assurance that future legislation will not prevent us from generating or maintaining personal data or that patients will consent to the use of their personal information, either of which may prevent us from undertaking or publishing essential research. These burdens or risks may prove too great for us to reasonably bear, and may adversely affect our ability to achieve profitability or maintain profitably in the future.

We may be exposed to liability claims associated with the use of hazardous materials and chemicals.

Our research and development activities may involve the controlled use of hazardous materials and chemicals. Although we believe that our safety procedures for using, storing, handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of such an accident, we could be held liable for any resulting damages and any liability could materially adversely affect our business, financial condition and results of operations. We do not currently maintain hazardous materials insurance coverage. In addition, the federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous or radioactive materials and waste products may require us to incur substantial compliance costs that could materially harm our business.

If we are unable to retain and recruit qualified scientists and advisors, or if any of our key executives, key employees or key consultants discontinues his or her employment or consulting relationship with us, it may delay our development efforts or otherwise harm our business.

We may not be able to attract or retain qualified management and scientific and clinical personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses, particularly in Southern California. Our industry has experienced a high rate of turnover of management personnel in recent years. If we are not able to attract, retain and motivate necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the successful development of any products, our ability to raise additional capital and our ability to implement our overall business strategy.

We are highly dependent on key members of our management and scientific staff, especially Vuong Trieu, Ph.D., President, Pyng Soon, CEO and Chulho Park, Ph. D., CBO. Our success also depends on our ability to continue to attract, retain and motivate highly skilled junior, mid-level, and senior managers as well as junior, mid-level, and senior scientific and medical personnel. The loss of any of our executive officers, key employees or key consultants and our inability to find suitable replacements could impede the achievement of our research and development objectives, potentially harm our business, financial condition and prospects. Furthermore, recruiting and retaining qualified scientific personnel to perform research and development work in the future is critical to our success. We may be unable to attract and retain personnel on acceptable terms given the competition among biotechnology, biopharmaceutical, pharmaceutical and health care companies, universities and non-profit research institutions for experienced scientists. Certain of our current officers, directors, scientific advisors and/or consultants or certain of the officers, directors, scientific advisors and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors and/or consultants of other pharmaceutical, biopharmaceutical or biotechnology companies. We do not maintain “key man” insurance policies on any of our officers or employees. All of our employees are employed “at will” and, therefore, each employee may leave our employment at any time.

We may not be able to attract or retain qualified management and scientific personnel in the future due to the intense competition for a limited number of qualified personnel among biopharmaceutical, biotechnology, pharmaceutical and other businesses. Many of the other pharmaceutical companies that we compete against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high quality candidates than what we have to offer. If we are unable to continue to attract and retain high quality personnel, the rate and success at which we can develop and commercialize product candidates will be limited.

We plan to grant stock options or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance and aligning the interests of employees with those of our stockholders. If we are unable to implement and maintain equity compensation arrangements that provide sufficient incentives, we may be unable to retain our existing employees and attract additional qualified candidates. If we are unable to retain our existing employees, including qualified scientific personnel, and attract additional qualified candidates, our business and results of operations could be adversely affected.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could have a material adverse effect on our business.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, and comply with manufacturing standards we have established, comply with federal and state health-care fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. Stocosil has adopted an employee manual which includes Code of Business Conduct and Ethics., even though we do, it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant fines or other sanctions.

We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

If we obtain FDA approval for any of our products and begin commercializing those products in the U.S., our operations may be directly or indirectly through our customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute and the federal False Claims Act. These laws may impact, among other things, our proposed sales, marketing and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

·
the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

·
federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payers that are false or fraudulent;

·	HIPAA, which created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

·
HIPAA, as amended by the Health Information Technology and Clinical Health Act, or HITECH, and its implementing regulations, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information; and

·
state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

We face an inherent risk of product liability as a result of the clinical testing of our product candidates and will face an even greater risk if we commercialize any products. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidates, if approved. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

·	decreased demand for our products;

·	injury to our reputation;

·	withdrawal of clinical trial participants;

·	initiation of investigations by regulators;

·	costs to defend the related litigation;

·	a diversion of management’s time and our resources;

·	substantial monetary awards to trial participants or patients;

·	product recalls, withdrawals or labeling, marketing or promotional restrictions;

·	loss of revenues from product sales; and

·	the inability to commercialize our products.

Our inability to obtain and retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products we develop.

We will need to increase the size of our Company and may not effectively manage our growth.

Our success will depend upon growing our business and our employee base. Over the next 12 months, we plan to add additional employees to assist us with research and development. Our future growth, if any, may cause a significant strain on our management, and our operational, financial and other resources. Our ability to manage our growth effectively will require us to implement and improve our operational, financial and management systems and to expand, train, manage and motivate our employees. These demands may require the hiring of additional management personnel and the development of additional expertise by management. Any increase in resources devoted to research and product development without a corresponding increase in our operational, financial and management systems could have a material adverse effect on our business, financial condition, and results of operations.

Any disruption in our research and development facilities could adversely affect our business, financial condition and results of operations.

Our principal executive office, which houses our research and development programs, is located in City of Industry, California.  Our facility may be affected by natural or man-made disasters. Earthquakes are of particular significance since our facility is located in an earthquake-prone area. We are also vulnerable to damage from other types of disasters, including power loss, attacks from extremist organizations, fire, floods and similar events. In the event that our facility was affected by a natural or man-made disaster, we may be forced to curtail our operations and/or rely on third-parties to perform some or all of our research and development activities. Although we believe we possess adequate insurance for damage to our property and the disruption of our business from casualties, such insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, or at all. In the future, we may choose to expand our operations in either our existing facility or in new facilities. If we expand our worldwide operation locations, there can be no assurance that this expansion will occur without implementation difficulties, or at all.

Our business and operations would suffer in the event of system failures.

Despite the implementation of security measures, our internal computer systems and those of our CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we have not experienced any such system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our drug development programs. For example, the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of our product candidates could be delayed.

If we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business.

If we raise additional capital, the loan and security agreement contains customary affirmative and negative covenants and events of default. The affirmative covenants may include, among others, covenants requiring us to maintain our legal existence and governmental approvals, deliver certain financial reports and maintain insurance coverage. The negative covenants may include, among others, restrictions on transferring collateral, changing our business, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments and creating other liens on our assets, in each case subject to customary exceptions. If we default under the loan and security agreement, the lenders may accelerate all of our repayment obligations and take control of our pledged assets, if any, potentially requiring us to renegotiate our agreement on terms less favorable to us or to immediately cease operations. Further, if we are liquidated, the lender’s right to repayment would be senior to the rights of the holders of our common stock to receive any proceeds from the liquidation. The lenders could declare a default upon the occurrence of any event that they interpret as a material adverse change as defined under the loan and security agreement, thereby requiring us to repay the loan immediately or to attempt to reverse the declaration of default through negotiation or litigation. Any declaration by the lenders of an event of default could significantly harm our business and prospects and could cause the price of our common stock to decline. If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility.

We may have and plan to continue to acquire businesses and technologies and may fail to realize the anticipated benefits of the acquisitions, and acquisitions can be costly and dilutive.

In the future, we may acquire businesses and technologies.  The success of any acquisitions depend on, among other things, our ability to combine our businesses in a manner that does not materially disrupt existing relationships and that allows us to achieve development and operational synergies. If we are unable to achieve these objectives, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected. In particular, the acquisition may not be accretive to our stock value or development pipeline in the near or long term.

It is possible that the integration process could result in the loss of key employees; the disruption of our ongoing business or the ongoing business of the acquired companies; or inconsistencies in standards, controls, procedures, or policies that could adversely affect our ability to maintain relationships with third parties and employees or to achieve the anticipated benefits of the acquisition. Integration efforts between the two companies will also divert management’s attention from our core business and other opportunities that could have been beneficial to our shareholders. An inability to realize the full extent of, or any of, the anticipated benefits of the acquisition, as well as any delays encountered in the integration process, could have an adverse effect on our business and results of operations, which may affect the value of the shares of our common stock after the completion of the acquisition. If we are unable to achieve these objectives, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected. In particular, the acquisition may not be accretive to our stock value or development pipeline in the near or long term.

Risks Related to Our Intellectual Property

Our ability to protect our intellectual property rights will be critically important to the success of our business, and we may not be able to protect these rights in the U.S. or abroad.

Our success, competitive position and future revenues will depend in part on our ability to obtain and maintain patent protection for our product candidates, methods, processes and other technologies, to prevent third parties from infringing on our proprietary rights and to operate without infringing upon the proprietary rights of third parties. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. We attempt to protect our proprietary position by maintaining trade secrets and by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business.

We have commenced generating a patent application portfolio of patents to protect each product candidate in our pipeline. However, the patent position of pharmaceutical companies involves complex legal and factual questions, and therefore we cannot predict with certainty whether any patent applications that we have filed or that we may file in the future will be approved or any resulting patents will be enforced. In addition, third parties may challenge, seek to invalidate or circumvent any of our patents, once they are issued. Thus, any patents that we own or license from third parties may not provide any protection against competitors. Any patent applications that we have filed or that we may file in the future, or those we may license from third parties, may not result in patents being issued. Also, patent rights may not provide us with adequate proprietary protection or competitive advantages against competitors with similar technologies.

In addition, the laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the US. If we fail to apply for intellectual property protection or if we cannot adequately protect our intellectual property rights in these foreign countries, our competitors may be able to compete more effectively against us, which could adversely affect our competitive position, as well as our business, financial condition and results of operations.

The intellectual property protection for Olostar® is being managed and controlled by Daewoong, the manufacturer.

We do not manage or control the intellectual property protection for Olostar®. Therefore we cannot provide any assurance that any of the patent applications in the U.S. will ever issue or be granted. Moreover, there cannot be any assurances that the families of patent applications that could provide product protection for Olostar® will ever issue or be granted, or even provide meaningful protection to prevent generic Olostar® protection.

If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel and our consultants and advisors, as well as our licensors. To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

Third party competitors may seek to challenge the validity of our patents, thereby rendering them unenforceable or we may seek to challenge third party competitor patents if such third parties seek to interpret or enforce a claim scope going well beyond the actual enabled invention.

Claims that we infringe upon the rights of third parties may give rise to costly and lengthy litigation, and we could be prevented from selling products, forced to pay damages, and defend against litigation.

Third parties may assert patent or other intellectual property infringement claims against us or our strategic partners or licensees with respect to our technologies and potential products. If our products, methods, processes and other technologies infringe upon the proprietary rights of other parties, we could incur substantial costs and we may have to:

·
obtain licenses, which may not be available on commercially reasonable terms, if at all, and may be non-exclusive, thereby giving our competitors access to the same intellectual property licensed to us;

·	redesign our products or processes to avoid infringement;

·	stop using the subject matter validly claimed in the patents held by others;

·	pay damages; and

·	defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

Even if we were to prevail, any litigation could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations. Furthermore, as a result of a patent infringement suit brought against us or our strategic partners or licensees, we or our strategic partners or licensees may be forced to stop or delay developing, manufacturing or selling technologies or potential products that are claimed to infringe a third party’s intellectual property unless that party grants us or our strategic partners’ or licensees’ rights to use its intellectual property. Ultimately, we may be unable to develop some of our technologies or potential products or may have to discontinue development of a product candidate or cease some of our business operations as a result of patent infringement claims, which could severely harm our business.

The potential commercial launch of our products could be delayed in the event that the patent holder of olmesartan medoxomil or rosuvastatin calcium files a lawsuit against us.

Stocosil had its EOP2 (End Of Phase II) meeting with the FDA for ST-101 in December 2015 and FDA’s responses were very clear and provided the Company with a defined 505(b)(2) pathway for the product. Subsequently, Stocosil had its Pre New Drug Application (PNDA) meeting with FDA in June 2016 and FDA confirms most of the nonclinical, clinical, and Chemistry, Manufacturing, and Controls (CMC) data for ST-101 to support a 505(b)(2) submission is sufficient and the Company plans to submit the NDA for ST-101 in the mid-year of 2017.  The Company currently plans to submit the ST-102 NDA in mid-year of 2020 or early 2021 and ST-103 NDA in late 2021.

 As a result, we will be required to file a subparagraph (iv) certification for the Orange Book-listed patents for olmesartan medoxomil and rosuvastatin calcium.  The patent holder of olmesartan medoxomil or rosuvastatin calcium may file a lawsuit against us. In the event a lawsuit is filed against us the potential commercial launch of our products could be delayed up to a maximum of 30 months which would have a material adverse effect on our business.

Our plans to file a NDA under Section 505(b)(2) means we will have to file a subparagraph iv certification for the Orange Book-listed patents for olmesartan medoxomil and rosuvastatin calcium.

We believe that making, using or selling our products will not infringe any of the Orange Book- listed patents for either olmesartan medoxomil or rosuvastatin calcium. There can be no assurance that commercial launch of our products will not be delayed (up to a maximum of 30 months) in case a lawsuit is filed by the patent holders of olmesartan medoxomil or rosuvastatin calcium.

Our position as a relatively small company may cause us to be at a significant disadvantage in defending our intellectual property rights and in defending against infringement claims by third parties.

Litigation relating to the ownership and use of intellectual property is expensive, and our position as a relatively small company in an industry dominated by very large companies may cause us to be at a significant disadvantage in defending our intellectual property rights and in defending against claims that our technology infringes or misappropriates third party intellectual property rights. However, we may seek to use various post-grant administrative proceedings, including new procedures created under the America Invents Act, to invalidate potentially overly-broad third party rights. Even if we are able to defend our position, the cost of doing so may adversely affect our ability to grow, generate revenue or become profitable. Although we have not yet experienced patent litigation, we may in the future be subject to such litigation and may not be able to protect our intellectual property at a reasonable cost, or at all, if such litigation is initiated. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

Third-party claims of intellectual property infringement may prevent or delay our drug discovery and development efforts.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including Patent Office administrative proceedings, such as inter parties' reviews, and reexamination proceedings before the U.S. PTO or oppositions and revocations and other comparable proceedings in foreign jurisdictions. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing products. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our products may give rise to claims of infringement of the patent rights of others.

Despite safe harbor provisions, third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents, of which we are currently unaware, with claims to materials, formulations, methods of doing research, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. Because patent applications can take many years to issue, there may be currently pending patent published applications which may later result in issued patents that our product may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of any of our products, or any final product itself, the holders of any such patents may be able to block our ability to commercialize such products unless we obtain a license under the applicable patents, or until such patents expire or they are finally determined to be held invalid or unenforceable. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover aspects of our formulations, processes for manufacture or methods of use, including combination therapy or patient selection methods, the holders of any such patent may be able to block our ability to develop and commercialize the applicable products unless we obtain a license, limit our uses, or until such patent expires or is finally determined to be held invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our products. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, limit our uses, pay royalties or redesign our infringing products, which may be impossible or require substantial time and monetary expenditure. We cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, we may need to obtain licenses from third parties to advance our research or allow commercialization of our products. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize one or more of our products, which could harm our business significantly.

We may not be able to protect our intellectual property rights throughout the Territory.

Pursuant to the Daewoong Agreement our “Territory” for ST-101 and ST-102 includes US, Canada, Australia, Japan, Taiwan and certain South American countries.  Filing, prosecuting and defending patents on all of our product candidates throughout the Territory would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the U.S. These products may compete with our products in jurisdictions where we do not have any issued patents and our patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to pharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property, which could limit our ability to compete.

Because we operate in the highly technical field of research and development of drugs, we rely in part on trade secret protection in order to protect our proprietary trade secrets and unpatented know-how. However, trade secrets are difficult to protect, and we cannot be certain that others will not develop the same or similar technologies on their own. We have taken steps, including entering into confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors, to protect our trade secrets and unpatented know-how. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party’s relationship with us. We also typically obtain agreements from these parties which provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Enforcing a claim that a party illegally obtained and is using our trade secrets or know-how is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets or know-how. The failure to obtain or maintain trade secret protection could adversely affect our competitive position.

If we breach any of the agreements under which we license commercialization rights to our products from third parties, we could lose license rights that are important to our business.

We license the use, development and commercialization rights for all of our products, and may enter into similar licenses in the future. Under each of our existing license agreements we are subject to commercialization and development, diligence obligations, milestone payment obligations, royalty payments and other obligations. If we fail to comply with any of these obligations or otherwise breach our license agreements, our licensing partners may have the right to terminate the license in whole or in part.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

·	Others may be able to make compounds that are similar to our products but that are not covered by the claims of the patents that we own or have exclusively licensed;

·	We or our licensors or strategic partners might not have been the first to make the inventions covered by the issued patent or pending patent application that we own or have exclusively licensed;

·	We or our licensors or strategic partners might not have been the first to file patent applications covering certain of our inventions;

·	Others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

·	It is possible that our pending patent applications will not lead to issued patents;

·	Issued patents that we own or have exclusively licensed may not provide us with any competitive advantages, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;

·
Our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

·	We may not develop additional proprietary technologies that are patentable; and

·	The patents of others may have an adverse effect on our business.

Should any of these events occur, they could significantly harm our business, results of operations and prospects.

From time to time we may need to license patents, intellectual property and proprietary technologies from third parties, which may be difficult or expensive to obtain.

We may need to obtain licenses to patents and other proprietary rights held by third parties to successfully develop, manufacture and market our products. As an example, it may be necessary to use a third party’s proprietary technology to reformulate one of our products in order to improve upon the capabilities of the product. If we are unable to timely obtain these licenses on reasonable terms, our ability to commercially exploit our products may be inhibited or prevented.

Risks Related to this Offering and Ownership of Our Common Stock

No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price.

Prior to this offering, there has been no public market for shares of our common stock.  We anticipate that the Placement Agent for this offering will apply for quoting of our common stock on the OTC Markets or an approved secondary marketplace upon the qualification of the offering statement of which this Offering Circular forms a part.  However, there can no assurance that our shares will be quoted.  If no active trading market for our common stock develops or is sustained following this offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory.  The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future, or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

Investors will not have use of funds subscribed during a portion of the offering period.

We cannot assure you that all or any shares will be sold. Our Placement Agent is offering our shares on a best efforts minimum/maximum basis. We have no firm commitment from anyone to purchase all or any of the shares offered. During a portion of the offering period, until a closing or a cancellation occurs, investors will not have use of the funds they have provided to subscribe to the offering.  If a closing occurs, your funds, minus applicable expenses, will be provided to us. If subscriptions for a minimum of 166,667 shares are not received on or before February 28, 2017, the offering will be cancelled, no investor funds will be provided to us, and you will promptly be provided with full access to your funds.

The market price of our common stock may fluctuate significantly, and investors in our common stock may lose all or a part of their investment.

If a market for our common stock develops following this offering, the trading price of our common stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of pharmaceutical companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

·	actual or anticipated adverse results or delays in our clinical trials;

·	our failure to commercialize our products, if approved;

·	unanticipated serious safety concerns related to the use of any of our products;

·	adverse regulatory decisions;

·	changes in laws or regulations applicable to our product candidates, including but not limited to clinical trial requirements for approvals;

·
legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our product candidates, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

·	our decision to initiate a clinical trial, not initiate a clinical trial or to terminate an existing clinical trial;

·	our dependence on third parties, including CROs;

·	announcements of the introduction of new products by our competitors;

·	market conditions in the pharmaceutical sectors;

·	announcements concerning product development results or intellectual property rights of others;

·	future issuances of common stock or other securities;

·	the addition or departure of key personnel;

·	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

·	actual or anticipated variations in quarterly operating results;

·	our failure to meet or exceed the estimates and projections of the investment community;

·
overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

·	introduction of new products offered by us or our competitors;

·	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

·	issuances of debt or equity securities;

·	sales of our common stock by us or our stockholders in the future;

·	trading volume of our common stock;

·	ineffectiveness of our internal controls;

·	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

·	failure to effectively integrate the acquired companies' operations;

·	general political and economic conditions;

·	effects of natural or man-made catastrophic events; and

·	other events or factors, many of which are beyond our control.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility of our common stock might worsen if the trading volume of our common stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

 Our strategic investments may result in losses.

We periodically make strategic investments in various public and private companies with businesses or technologies that may complement our business. The market values of these strategic investments may fluctuate due to market conditions and other conditions over which we have no control. Other-than-temporary declines in the market price and valuations of the securities that we hold in other companies would require us to record losses related to our investment. This could result in future charges to our earnings. It is uncertain whether or not we will realize any long-term benefits associated with these strategic investments.

A sale of a substantial number of shares of the common stock may cause the price of our common stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our common stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our common stock could fall. Sales of a substantial number of shares of our common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the common stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our common stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of our securities. This risk is especially relevant for us because pharmaceutical companies have experienced significant stock price volatility in recent years. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our quarterly operating results may fluctuate significantly.

We expect our operating results to be subject to quarterly fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

·	variations in the level of expenses related to our development programs;

·	the addition or termination of clinical trials;

·	any intellectual property infringement lawsuit in which we may become involved;

·	regulatory developments affecting our product candidates;

·	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements; and

·	if any of our products receive regulatory approval, the level of underlying demand for that product and wholesalers’ buying patterns.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our common stock to fluctuate substantially.

Existing stockholders’ interest in us may be diluted by additional issuances of equity securities and raising funds through acquisitions, lending and licensing arrangements may restrict our operations or require us to relinquish proprietary rights.

We may issue additional equity securities to fund future expansion and pursuant to employee benefit plans. We may also issue additional equity for other purposes. These securities may have the same rights as our common stock or, alternatively, may have dividend, liquidation or other preferences to our common stock. The issuance of additional equity securities will dilute the holdings of existing stockholders and may reduce the share price of our common stock.

If we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish potentially valuable rights to our product candidates, potential products or proprietary technologies, or grant licenses on terms that are not favorable to us. If adequate funds are not available, our ability to achieve profitability or to respond to competitive pressures would be significantly limited and we may be required to delay, significantly curtail or eliminate the development of our product candidates.

Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that you do not consider to be in your best interests or those of our other stockholders.

As of June 30, 2016, our directors, executive officers and principal stockholders beneficially owned, in the aggregate, substantially all of our outstanding voting securities. As a result, if some or all of them acted together, they would have the ability to exert significant influence over the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than 50% in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

Our certificate of incorporation, as amended, and bylaws provide for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of our officers and/or directors.

Our certificate of incorporation, as amended, bylaws and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of our Company  in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our securities may be traded on a closed trading system with limited volume and liquidity.

Our securities may not be freely quoted for trading on any stock exchange or through any other traditional trading platform. Our digital securities may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the SEC as an alternative trading system, or ATS. We do not currently have any plans to trade out securities on a specific ATS.  Any disruption to the operations of an ATS or a broker-dealer's customer interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading of, our securities.

Because our securities may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of securities. In addition, an ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price or greater volatility than would be the case with greater liquidity. You may not be able to resell your securities on a timely basis or at all.

The number of securities traded on an ATS may be very small, making the market price more easily manipulated.

While we understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our securities because the ATS we choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is not a stock exchange and has limited quoting requirements for issuers or for the securities traded.

Unlike the more expansive listing requirements, policies and procedures of the Nasdaq Global Market and other NMS trading platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of our securities on an ATS may not be at prices that represent the national best bid or offer prices of securities that could be considered similar securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements. All statements other than statements of historical facts contained in this Offering Circular, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this Offering Circular are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Offering Circular and are subject to a number of risks, uncertainties and assumptions described under the sections in this Offering Circular titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this Offering Circular. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock this offering.

As of June 30 2016 and 2015, we had a historical net tangible book value of ($2,296,455) and $83,594 respectively, or ($0.51553) and $ 0.01877 per share of common stock respectively. Our historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2016 and 2015 respectively.

Our pro forma net tangible book value as of June 30, 2016 and 2015 was ($2,296,455) and $83,594 respectively or ($0.39510) and $0.01480 per share of common stock respectively, after giving effect to the conversion of outstanding convertible notes into 1,357,833 and 1,193,333 shares of common stock effective upon the closing of this offering, assuming we raise at least $2,500,005 in this offering.

If the minimum 166,667 shares of common stock in this offering at the initial public offering price of $15.00 per share, after deducting Placement Agent fees and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2016 and 2015 would have been approximately ($344,950) and $2,035,099 , or ($0.07464) and $0.44038  per share.  This amount represents an immediate increase in pro forma net tangible book value of $0.44089 and $0.42162  per share to our existing stockholders, and an immediate dilution in pro forma net tangible book value of approximately $15.07464 and $14.55962 per share to new investors purchasing shares of common stock in this offering.

If the maximum 733,340 shares of common stock in this offering at the initial public offering price of $15.00 per share, after deducting Placement Agent fees and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2016 and 2015 would have been approximately $7,390,136, and $9,770,185  respectively, or $1.42450 and $1.88327 per share respectively.  This amount represents an immediate increase in pro forma net tangible book value of $1.94003 and $1.86450  per share to our existing stockholders, and an immediate dilution in pro forma net tangible book value of approximately $13.57550 and $13.11673  per share to new investors purchasing shares of common stock in this offering.

Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the initial public offering price per share paid by new investors.  The following table illustrates this dilution:

Initial public offering price per share	$ 15.00 (1)	$ 15.00 (2)
Historical net tangible book value per share	$(0.51553)	$(0.51553)
Decrease attributable to the conversion of all outstanding notes	$(0.14130)	$(0.14130)
Pro forma net tangible book value per share	$(0.37423)	$(0.37423)
Increase in net tangible book value per share attributable to new investors	$(0.31950)	$(1.44998)
Pro forma as adjusted net tangible book value per share after this offering	(0.05473)	1.07575
Dilution per share to new investors	$15.05473	$13.92425

 (1)           Assumes net proceeds of $1,951,505 from offering of 166,667 common shares, calculated as follows: $15.00 offering, less Placement Agent of fees of $225,000, less underwriter’s counsel expense of $30,000 and offering expenses of $293,500.
 (2)           Assumes net proceeds of $9,686,591 from offering of 733,340 common shares, calculated as follows: $15.00 offering, less Placement Agent of fees of $990,009, less underwriter’s counsel expense of $30,000 and offering expenses of $293,500.

PLAN OF DISTRIBUTION

We have engaged Boustead Securities, LLC to conduct this Offering as the Placement Agent on a “best efforts, minimum/maximum” basis. The Offering is being made without a firm commitment by the Placement Agent, which has no obligation or commitment to purchase any of our shares. The Placement Agent is under no obligation to take the securities and has not committed to purchase any of the shares of common stock offered herein.

Unless sooner withdrawn or canceled by either us or the Placement Agent, the Offering will continue until the earlier of (i) a date mutually acceptable to us and the Placement Agent after which the minimum offering is sold or (ii) February 28, 2017 (which date may be extended at our discretion) (the “Offering Termination Date”).  The Placement Agent has agreed to comply with the provisions of SEC Rule 15c2-4 as to all funds provided by you for the purchase of the common shares.  Those funds will be deposited by you into an account with Folio where they will stay until a closing or cancellation of the offering.  On the closing date for the offering, the funds in your account, minus applicable expenses, will be delivered to our Company. If we do not complete this offering before the Offering Termination Date, no funds will be provided to us and the funds will stay in your account.

Technology & Closing Services

Folio has been engaged to provide certain technology and closing services in connection with this Offering.  We have agreed to pay Folio escrow-less closing fees equal to the greater of 0.45% of the gross proceeds from the sale of the securities being offered, $30 per account purchase, or $10,000 (“Folio Escrow Fees”).  We have also agreed to pay Folio private placement platform fees in the amount of 0.05% of the gross proceeds from the sale of the securities being offered (“Folio Platform Fees”).  The aggregate Folio Escrow Fees and Folio Platform Fees paid by us shall not exceed $49,500.   Investors must pay in full for all common shares at the time of each closing. Investors may subscribe to the common shares in this Offering by following the account opening instructions on the ASMX platform. Investors will be directed to the platform operated by Folio. Funds from subscriptions will be held by Folio in customer accounts for the exclusive benefit of its customers until such time as all conditions to each closing are met.  Prospective investors who meet the requirements and abide by the investment limitations described in this Offering Statement may subscribe for our common shares.  The Placement Agent will inform prospective purchasers of each anticipated date of closing. Until we sell the minimum number of shares offered, all investor funds will be held in accounts at Folio. When a closing occurs, investor funds will be transferred from the investors’ Folio accounts to the account of the issuer at Folio.    This process complies with the requirements of Rule 15c2-4 pursuant to a no-action letter dated July 15, 2015 provided to Folio by staff of the U.S. Securities Exchange Commission.

Funds provided for the purchase of the shares may not be withdrawn by investors after a date specified by the Company prior to the earlier of the closing of the offering or the Offering Termination Date.

Investment Threshold

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

Commissions and Discounts

The Placement Agent has advised us that it proposes to offer the common shares to the public at the initial public offering price on the cover page of this prospectus. The following table shows the public offering price, Placement Agent fee to be paid by us to the Placement Agent and the proceeds, before expenses, to us.

	Per Common Share	Minimum Offering	Maximum Offering
Public offering price	$15.00	$2,500,005	$11,000,100
Placement agent fees(1)	$1.35	$225,000	$990,009
Proceeds to us, before expenses	$13.65	$2,275,005	$10,010,091

(1)  Does not include reimbursable expenses or Placement Agent’s warrants, as described below. Total Placement Agent compensation on the Offering Proceeds is 10.9500% at the minimum offering and 10.0227% at the maximum offering..

After the initial offering of the shares, the offering price and the other selling terms may be subject to change. The offering of the shares is subject to receipt and acceptance and subject to the right to reject any order in whole or in part.

Engagement Agreement with the Placement Agent

The term of engagement of Boustead Securities as Placement Agent began on November 8, 2016 and will continue until November 8, 2017 unless one of the following events occurs prior to September 19, 2017, in which case the engagement agreement would be terminated early:

i.	we and the Placement Agent mutually agree to terminate the engagement agreement;
ii.	either we or the Placement Agent unilaterally decide to terminate the engagement agreement upon thirty days’ prior written notice to the other party;
iii.	we fail to pay Placement Agent for services provided within 30 days of the date that payment is due.
iv.	we terminate the engagement agreement due to the Placement Agent’s material failure to provide the services contemplated by the engagement agreement; or
v.	we decide not to proceed with the offering or withdraw any offering statement filed with the Commission.

Offering Expenses. We are responsible for all Offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Offered Shares under state securities laws and FINRA clearance (not to exceed $30,000 in the aggregate, equaling 1.2% of the Offering Proceeds at the minimum offering and 0.2727% of the Offering Proceeds at the maximum offering); and (v) our transportation, accommodation, and other roadshow expenses. To the extent that any of our fees and expenses  are paid by the Placement Agent with our approval, we will, upon request, reimburse the Placement Agent for such fees and expenses.

Reimbursable Expenses in the Event of Termination. In the event the offering does not close or the engagement agreement is terminated for any reason other than because of the Placement Agent’s material failure to provide the services contemplated by the engagement agreement, we have agreed to reimburse the Placement Agent for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements up to $500.00 (or greater with our prior written approval).

Placement Commission. We have agreed to pay a commission of 9.0% of the gross offering proceeds to the Placement Agent as compensation immediately upon each closing of the offering.  The Placement Agent has agreed to reimburse us out of its commissions received, any Folio Platform Fees we pay.

Placement Agent’s Warrants: Upon each closing of this offering, we have agreed to issue to the Placement Agent warrants to purchase a number of shares of our common stock equal to 3.0% of the total shares of our common stock sold in such closing (the “Placement Agent’s Warrants”). The Placement Agent’s Warrants are exercisable commencing onas of the date of their issuance, and will be exercisable until 5:00 pm on the date that is five (5) years from the date of qualification of the offering statement of which this offering circular is a part. The Placement Agent’s Warrants are not redeemable by us. The exercise price for the Placement Agent’s Warrants will be $17.25. The Warrants are valued at 0.75% of the offering proceeds.

The Placement Agent’s Warrants and the shares of common stock underlying the Placement Agent’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Placement Agent, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Placement Agent’s Warrants or the shares of common stock underlying the Placement Agent’s Warrants , nor will the Placement Agent, or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent’s Warrants or the underlying shares of common stock for a period of 180 days from the qualification date of the offering statement, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any Placement Agent or selected dealer participating in the offering and their officers or partners if the Placement Agent’s Warrants or the underlying shares of our common stock so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Placement Agent’s Warrants will provide for adjustment in the number and price of the Placement Agent’s Warrants and the shares of common stock underlying such Placement Agent’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction undertaken by us.

We expect our total cash expenses for this offering to be approximately $300,000, exclusive of the above commissions.

Pricing Considerations

There is not an established public market for our common stock. We negotiated with our Placement Agent to determine the offering price of our common stock in this offering based on current market conditions as well as other considerations.

In addition to prevailing market conditions, the factors considered in determining the applicable multiples were:

·	the history of, and the prospects for, our Company and the industry in which we compete;

·	an assessment of our management, its past and present operation, and the prospects for, and timing of, our future revenues; and

·	the present state of our development.

 Lock-Up Agreements

We and our officers, directors, and holders of five percent or more of our common stock (collectively, “Insiders”) have agreed, or will agree, with the Placement Agent, subject to certain exceptions, that, without the prior written consent of the Placement Agent, we and they will not, directly or indirectly, during the period ending 180 days after the date of the offering circular for Insiders, and 90 days for “legacy shareholders” (existing Company shareholders prior to this offer):

·
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

·
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of our common stock, whether any such swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Pricing of the Offering

Prior to the offering, there has been no public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Placement Agent. The principal factors considered in determining the initial public offering price include:

·	the information set forth in this Offering Circular and otherwise available to the Placement Agent

·	our history and prospects and the history of and prospects for the industry in which we compete;

·	our prospects for future earnings and the present state of our development;

·	the general condition of the securities markets at the time of this offering;

·	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

·	other factors deemed relevant by the Placement Agent and us.

Indemnification and Control

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Underwriter and its selling agents, affiliates and controlling persons may be required to make in respect of these liabilities.

The Placement Agent and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

Our Relationship with the Placement Agent

In the ordinary course of their various business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Secondary Trading

Prior to this offering, there has been no public market for our common stock.  We anticipate that the Placement Agent for this offering will apply for quoting of our common stock on the OTC Markets or an approved secondary marketplace upon the qualification of the offering statement of which this Offering Circular forms a part.  An active trading market for our common shares may not develop. It is possible that after this offering the common shares will not trade in the public market at or above the initial offering price.

Offering Period and Expiration Date

This offering will start on or after the date this Offering Circular is declared qualified by the SEC and will terminate on the Offering Termination Date.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering.  The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D.  If you meet one of the following tests you should qualify as an Accredited Investor:

(i)
You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)
You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)
You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)
You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)
You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)
You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Procedures for Subscribing

If you decide to subscribe for Offered Shares in this offering, you should:

Go to www.TheAsmx.com/stocosil and click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds to your brokerage account with the Placement Agent or a participating broker dealer.

ASMX is providing the platform through which the Offering will be conducted. ASMX's sole responsibility in the Offering will be to provide the platform website through which offering participants may subscribe to the Offering. The platform website is a site that hosts due diligence materials on our Company (as well as other Companies) to allow investors and broker-dealers to review information on our Company. The platform website will also redirect interested investors via an “Invest Now” button to a site operated by Foliofn, where investors can receive, review, execute and deliver subscription agreements electronically.

Right to Reject Subscriptions. After you have agreed to the subscription agreement and placed the funds required under the subscription agreement in the specified account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. No funds will be provided to us from your account from rejected subscriptions.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, subject to having achieved the Minimum Offering threshold, we will issue the shares subscribed at such closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our common stock in this offering will be a minimum of $1,951,505 and a maximum of $9,686,591 , assuming an offering price of $15.00 per share, after deducting Placement Agent fees and estimated offering expenses payable by us.

We anticipate that we will use the net proceeds of this offering as follows:

Minimum Offering (166,667 shares)

·	approximately $2.0 million for further development and filing NDA for ST-101;

·	the remaining net proceeds for other research and product development activities, working capital and general corporate purposes.

Maximum Offering (733,340 shares)

·	approximately $2.0 million for further development and filing NDA for ST-101;

·	approximately $4.0 million to launch for ST-101;

approximately $2.3 million to support the operation for ST-101

·	approximately $1.4 million remits to Daewoong Pharmaceuticals Co. Ltd for milestone payments;

·	the remaining net proceeds for other research and product development activities, working capital and general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions.  As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above.  The amounts and timing of our actual expenditures may vary significantly depending on numerous factors.  As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

We may also use a portion of the net proceeds for the acquisition of, or investment in, complementary business, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.  Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

BUSINESS

Organization Overview

Stocosil was incorporated on December 11, 2014.  We are a development stage pharmaceutical company focused on the research, development, and commercialization of the next generation of products for the treatment of high blood pressure (hypertension (HTN)) and high cholesterol (dyslipidemia).

Strategy

Our business strategy is to obtain FDA approval for the development and marketing of a newly developed combination drug for the treatment of hypertension and dyslipidemia.

High Blood Pressure (Hypertension)

Hypertension or high blood pressure is a condition where an adult’s blood pressure is above 140mmHgG systolic or above 90mmHg diastolic in a resting state. Hypertension is generally classified as primary hypertension or secondary hypertension. Secondary hypertension is caused by an underlying medical condition affecting the blood pressure but primary hypertension, which accounts for 95% of the hypertension patients, has no direct cause. Although the cause of primary hypertension is still poorly understood, it is believed there are genetic and environmental factors that cause increased cardiac output or peripheral vessel resistance which eventually leads to hypertension. Environmental factors include, but is not limited to, alcohol intake, smoking, insufficient exercise, obesity, dietary salt intake, stress. Sustained hypertension is a major risk factor that could lead to hypertensive heart disease, coronary artery disease, stroke, aortic aneurysm, peripheral artery disease, and chronic kidney disease (Lewington, et al., 2002)).

In the United States, 29% of the population (about 70 million adults) suffers from hypertension and only 52% of them have their condition under control (Nwankwo, et al., 2013). Hypertension is a contributing cause of death for more than 360,000 Americans a year (Mozaffarian, et al., 2015).

Treatment for hypertension starts with lifestyle modifications and can be escalated to drug intake if a patient’s condition does not improve. Anti-hypertension drugs include diuretics, beta blockers, ACE inhibitors, angiotensin II (Ang II) receptor blockers, calcium channel blockers, alpha blockers, alpha-beta blockers, nervous system inhibitors, and vasodilators. Olmesartan medoxomil is an angiotensin II receptor blocker that treats hypertension by selectively interacting with the receptor site of angiotensin to block the renin-angiotensin system, limit conversion of angiotensin I to Ang II, and decrease blood pressure (Burnier, et al., 2000).

High Cholesterol (Hyperlipidemia/ Hypertriglyceridemia/ Dysbetalipoproteinemia/ Hypercholesterolemia/ Atherosclerosis)

High Cholesterol/Hyperlipidemia is a condition where lipid levels in the blood are elevated due to abnormal lipid metabolism of triglycerides and cholesterol. High Cholesterol/Hyperlipidemia can be caused by either genetic factors or secondary factors such as hypothyroidism, jaundice, nephritic syndrome, and diabetes. Serum lipids are mainly composed of cholesterol, triglycerides, phospholipids, and free fatty acids that are transported in a lipoprotein form. Lipoproteins are categorized into 4 types: chylomicrons, very low density lipoproteins (VLDL), low density lipoproteins (LDL), and high -density lipoproteins (HDL). VLDLs are synthesized by the liver in fasting state and are responsible for transferring triglycerides to peripheral tissues where some are converted to LDLs. LDLs are the major carriers for delivering cholesterol to peripheral tissues, however, they are also the major risk factor for coronary arteriosclerosis. In the United States, 31.7% of the population (about 73.5 million adults) has high low-density lipoprotein (LDL) and only 29.5% of them have the condition under control.  48.1% of the adults that have high LDL cholesterol are getting treatment to lower their levels. People who have high cholesterol have almost twice the amount of risk of developing heart disease compared to those with normal cholesterol levels (CDC 2011a; CDC MMWR 2014; Mozaffarian, et al., 2015).

Treatments for hyperlipidemia involve lifestyle changes that include dietary modifications, weight management, and physical activity to lower LDL levels. Cholesterol-lowering medicines can be taken alongside the lifestyle changes: statins, bile acid sequestrants, nicotinic acid, fibrates, and ezetimibe. Rosuvastatin calcium is a statin (HMG-CoA Reductase Inhibitor) that lowers LDL cholesterol by inhibiting HMG-CoA reductase, which is in the metabolic pathway of cholesterol production (Olsson, et al., 2002).

The rationale for ST-101 drug development is based on the universally accepted independent risk factors in pathogenesis of cardiovascular pathology and events in populations with hypertension and dyslipidemia.  Additionally, patient preference for a single pill makes ST-101 a very useful drug for treating hypertension and hyperlipidemia, common conditions with increasing frequency in the aging population.

Hyperlipidemia and hypertension are both independent risk factors for the development of premature cardiovascular disease. Several studies have also indicated that the presence of either condition predisposes an individual to developing the other.  Thus, the two diseases commonly coexist.  Because of the published favorable outcomes associated with effective treatment of either condition, professional organizations, including American Heart Association (AHA), in the United States and Canada that provide recommendations regarding the treatment of hyperlipidemia and hypertension continue to advocate standard therapeutic targets that need to be achieved when treating each indication if optimal reduction of cardiovascular risks is to be achieved.   Furthermore, when both risk factors coexist, the professional organizations recommended a more aggressive approach to the treatment of either condition.

In the United States, forty to forty five percent (40%-45%) of hypertensive patients are also diagnosed with hyperlipidemia another known risk factor of premature cardiovascular disease (CVD), and hypertension acts as an important risk factor for increase of cholesterol. Consequently, which indicates that hypertension and hyperlipidemia act respectively, as important independent risk factors of CVD and at the same time when these diseases are accompanied concurrently, such association brings strong synergy effects for CVD. Therefore, effective control and treatment of these two diseases together are of most importance.

Olmesartan medoxomil is an angiotensin II receptor blocker (ARB) for the treatment of hypertension alone or with other antihypertensive agents, to lower blood pressure.  Lowering blood pressure reduces the risk of fatal and non-fatal cardiovascular events, primarily strokes and myocardial infarctions.

Rosuvastatin calcium is indicated as an adjunct to diet to reduce elevated Total C, LDL-C, ApoB, non-HDL-C, and triglycerides and to increase HDL-C in adult patients with hyperlipidemia or mixed dyslipidemia.

The major guidelines followed by physicians on the management of hypertension and dyslipidemia (American College of Cardiology (ACC) and Joint National Committee on the Prevention, Detection, Evaluation, and Treatment of High Blood Pressure (JNC)) recommend the concomitant treatment of these indications. Rosuvastatin calcium is strongly recommended by the American College of Cardiology for the treatment of dyslipidemia. ARBs are considered first line treatment for hypertension.

The co-administration treatment of ARB and Statin in patients with hypertension associated with dyslipidemia concurrently is one of the effective therapies.

Products

ST-101

ST-101 is being developed for the treatment of combined hypercholesterolemia and hypertension.  Olmesartan medoxomil is marketed as Benicar® tablets by Daiichi-Sankyo, Inc. and rosuvastatin calcium is marketed as Crestor® tablets by AstraZeneca Pharmaceuticals, LP.  ST-101 is the same as Olostar® which was developed and is now marketed in South Korea by Daewoong Pharmaceuticals Co. Ltd.,– a company incorporated under the laws of South Korea (“Daewoong”).   The dose strengths of ST-101 we intend to market in the United States are 40/20, 20/20, 20/10 and 20/5 (mg of olmesartan medoxomil/mg of rosuvastatin calcium), the same dose strengths of Olostar® commercialized in South Korea.

In April 2014, Daewoong’s fixed dose combination drug containing the active pharmaceutical ingredients Olmesartan medoxomil and Rosuvastatin calcium was approved in South Korea and is marketed by Daewoong as Olostar®.  The Company has recently obtained the rights to Daewoong’s fixed dose combination drug containing the active pharmaceutical ingredients Olmesartan medoxomil and Rosuvastatin calcium for development and marketing of such drug in the United States, Canada, Australia, Japan, Taiwan and certain South American countries from Daewoong. Stocosil plans to submit a 505(b)(2) New Drug Application (NDA) to obtain regulatory approval in the United States for the treatment of combined hypertension and hyperlipidemia  using data from three South Korean clinical studies conducted by Daewoong as well as bridging studies demonstrating similar pharmacokinetics and pharmacodynamics (PK/PD) among Caucasian and South Korean populations.

The three clinical trials conducted by Daewoong to demonstrate suitability of Olostar® in the treatment of combined hypertension and hyperlipidemia are as follows:

Bioequivalence Test

The bioequivalence trial is reported in the following publication: Clin Ther. 2013 Jul;35(7):915-22. Pharmacokinetics of Rosuvastatin/Olmesartan fixed-dose combination: a single-dose, randomized, open-label, 2-period crossover study in healthy Korean subjects. Son H, Roh H, Lee D, Chang H, Kim J, Yun C, Park K.

Background: Rosuvastatin, a lipid-lowering agent, has been widely used with Olmesartan, a long-acting angiotensin II receptor blocker, indicated for the treatment of dyslipidemia accompanied by hypertension. A fixed-dose combination (FDC) tablet of these 2 drugs was recently developed to enhance the dosing convenience and to increase patient compliance while yielding pharmacokinetic profiles comparable to co-administration of each drug as individual tablets.

Objective: The goal of present study was to compare the pharmacokinetic profiles of single-dose administration of an FDC tablet containing Rosuvastatin/Olmesartan 20/40 mg (test formulation) with coadministration of a Rosuvastatin 20-mg tablet and a Olmesartan 40-mg tablet (reference formulation) in healthy Korean male volunteers, for the purpose of determining bioequivalence.

Methods: This single-dose, randomized, open-label, 2-period crossover study enrolled subjects aged 20 to 50 years and within 20% of ideal body weight. Each subject received a single dose of the test and reference formulations orally in a fasted state, with a 7-day washout period between the administrations. Blood samples were collected up to 72 hours after dosing, and pharmacokinetic parameters were determined for Rosuvastatin, its active metabolite (N-desmethyl Rosuvastatin), and Olmesartan. Bioequivalence was concluded if the 90% CIs of the geometric mean ratios for the primary pharmacokinetic parameters were within the predetermined range of 80% to 125%. Adverse events (AEs) were evaluated based on subject interviews and physical examinations.

Results: Among the 58 enrolled subjects, 54 completed the study. The 90% CIs of the geometric mean ratios of the primary pharmacokinetic parameters were as follows: Rosuvastatin: AUC (last), 85.60% to 97.40% and C(max), 83.16% to 98.21%; N-desmethyl Rosuvastatin: AUC(last), 82.08% to 93.45% and C(max), 79.23% to 93.41%; and Olmesartan: AUC(last), 97.69% to 105.69% and C(max), 100.35% to 109.42%. The most frequently noted AE was headache, occurring in 3 and 6 patients with the test and reference formulations, respectively. All of the AEs were expected, and there was no significant difference in the prevalences of AEs between the 2 formulations.

Conclusions: The pharmacokinetic properties of the newly developed FDC tablet of Rosuvastatin/olmesartan 20/40 mg suggest that it is bioequivalent to coadministration of each drug as individual tablets in these healthy Korean male subjects. The two formulations were well tolerated, with no serious AEs observed. ClinicalTrials.gov identifier: NCT01823900.

Drug Interactions

The drug interactions trial is reported in the following publication: Clin Ther. 2014 Aug 1;36(8):1159-70. Pharmacokinetic interaction between Rosuvastatin and Olmesartan: a randomized, open-label, 3-period, multiple-dose crossover study in healthy Korean male subjects. Roh H, Son H, Lee D, Chang H, Yun C, Park K.

Purpose: Rosuvastatin has been widely used in combination with Olmesartan for the treatment of dyslipidemia accompanied by hypertension. With no information currently available on the interaction between the 2 drugs, a pharmacokinetic study was conducted to investigate the influence of Rosuvastatin on Olmesartan and vice versa when the 2 drugs were coadministered. The purpose of this study was to investigate the pharmacokinetic profile of coadministration of the Rosuvastatin 20-mg tablet and the Olmesartan 40-mg tablet and the associated drug-drug interaction in healthy South Korean male volunteers.

Methods: This was a randomized, open-label, 3-period, multiple-dose crossover study. Eligible subjects were aged 20 to 50 years and within 20% of their ideal body weight. After being randomly assigned to 6 groups of equal number, subjects received each of the following 3 formulations once a day for 7 consecutive days with an 8-day washout period between the formulations: Rosuvastatin 20-mg tablet, Olmesartan 40-mg tablet, and coadministration of the Rosuvastatin 20-mg tablet and the Olmesartan 40-mg tablet. Blood samples were collected up to 72 hours after dosing, and pharmacokinetic parameters were determined for Rosuvastatin, its active metabolite (N-desmethyl Rosuvastatin), and Olmesartan. Adverse events were evaluated based on subject interviews and physical examinations.

Findings: Among the 36 enrolled subjects, 34 completed the study (mean [range] age, 28.6 [23-49] y; mean [range] weight, 66.4 [52.2-78.7] kg). The 90% CIs of the geometric mean ratios for the primary pharmacokinetic parameters for the coadministration of the 2 drugs to the mono-administration of each drug were 85.14% to 96.08% for AUCT and 81.41% to 97.48% for Css,max for Rosuvastatin, and 77.55% to 89.48% for AUCT and 75.62% to 90.12% for Css,max for N-desmethyl Rosuvastatin; those values were 95.61% to 102.57% for AUCT and 91.73% to 102.98% for Css,max for Olmesartan. Dizziness was the most frequently noted adverse drug reaction, occurring in 1 subject receiving mono-administration of Rosuvastatin, 1 subject receiving mono-administration of Olmesartan, and 4 subjects receiving coadministration of Rosuvastatin and Olmesartan. All the adverse events were expected, and there was no significant difference in the incidence between the 2 formulations.

Implications: This study suggests that Rosuvastatin and Olmesartan did not significantly influence each other's pharmacokinetics when coadministered. Although the pharmacokinetics of N-desmethyl Rosuvastatin were influenced by Olmesartan, such interactions were considered clinically insignificant. All 3 formulations were well tolerated, and no serious adverse events or drug reactions were noted.

Safety and efficacy

This study was a multi-institutional, randomized, double-bind, placebo-control, factorial design, 4-Arms, 8 week administration, Phase 3 clinical study for Korean patients with hypertension associated with dyslipidemia at the age in between 20 and 80 years. The final evaluation for efficacy endpoints was performed in 162 subjects who were administered with the investigational products once or more and satisfied the inclusion/exclusion criteria. An average rate of changes (ROC) of LDL-C in ST-101 from baseline after 8 weeks was -52.30%, an average ROC of LDL-C in Olmesartan 40 mg was -0.56%, that in Rosuvastatin 20mg was -46.86% and that in placebo was -3.19%. The difference of average ROC of LDL-C between ST-101 and Olmesartan 40 mg after 8 weeks was -51.74%, and a decreasing rate of LDL-C in ST-101 was statistically greater than in Olmesartan 40 mg (p-value<0.0001). An average change (LS Mean±SE) of DBP in ST-101 from baseline after 8 weeks was -10.36(±1.20) mmHg, and an average change (LS Mean±SE) of DBP in Rosuvastatin 20 mg as a placebo effect for change of DBP was 0.11(±1.55) mmHg. The difference of average change of DBP (LS Mean Difference±SE) between ST-101 and Rosuvastatin 20 mg after 8 weeks was -10.46(±1.83) mmHg, and a decreasing rate of DBP in ST-101 was statistically greater than in Rosuvastatin 20 mg (p-value<0.0001).

ST-102

Hypertension affects approximately 1 billion people worldwide and is projected to increase to 1.38 billion people by 2019.  While Hypertension can be controlled with drugs and lifestyle changes in the majority of patients, uncontrolled or resistant hypertension is a significant unmet clinical need in 22% of the hypertensive population. The definition of resistant hypertension is defined as the failure to reach controlled blood pleasure with more than 3 drugs regimen at optimal dosage that includes at least 1 diuretic. According to The New England Journal of Medicine 2014 370:1393-1401 concluded that Renal Artery Denervation treatment, defined below, for Resistant Hypertension has failed. In conclusion, without renal denervation, there is no treatment option for resistant Hypertension.

Renal denervation is a novel therapy approved for uncontrolled hypertension.  The renal denervation system consists of a generator and flexible catheter.  During this minimally invasive procedure, the interventionalist uses a catheter that emits radio frequency (RF) energy across multiple electrodes.  The RF energy is delivered to a renal artery via standard femoral artery access.  A series of 1-minute ablations are delivered along each renal artery to disrupt the nerve.

SYMPLICITY HTN-3 clinical trial by Medtronic Inc.: Renal Artery Denervation Fails for Resistant HTN.  March 29, 2014 in this trial, Medtronic attempted to prove the efficacy of renal denervation to treat resistant hypertension. Resistant hypertension is defined as high blood pressure not controlled on 3 or more drugs and one of those being hydrochlorothiazide.

Despite meeting primary safety endpoints, SYMPLICITY HTN-3 – the pivotal U.S. trial examining renal denervation for treatment-resistant hypertension – has fallen short of its secondary efficacy goals, and failed to reach its primary efficacy endpoint as announced earlier this year by the study's sponsor. The new data was released March 29 as part of ACC.14 in Washington, DC, and simultaneously published in the New England Journal of Medicine (NEJM). (Bhatt, et al., 2014)

In a study by Stephanie Brinker, MD, Volume 63, issue 8 March 2014, Journal of the American College of Cardiology, A therapeutic monitoring device similar to TDM, was used in 56 resistant hypertension subjects in whom all antihypertensive drugs prescribed were titrated to the maximal or near-maximal doses at the time of evaluation. The remaining 127 patients did not use the therapeutic monitoring device, because of sub maximal dosages of the antihypertensive drugs. The subjects who received the therapeutic device resulted in additional decline in SBP and DBP, especially among non-adherent patients.  (Brinker, et al., 2014)

Therefore, ST-102 (ST-101 with TDM) is proposed to manage resistant hypertension for which there is an unmet need.

We have developed TDM, a point care device to maintain drug level below its toxicity level and above its ineffective level, see further discussion in Product/License TDM section, coupled with ST-101, which is intended to address the unmet medical need for treatment of resistant hypertension.  This device will be used together with ST-101 for the treatment of resistant hypertension.  We plan to conduct a clinical trial examining the safety and efficacy of ST-102 for treatment of resistant hypertension.

ST-103

Familial Hypercholesterolemia, or “FH”, is an inherited genetic disorder that affects the body’s ability to manage cholesterol.  The result is very high levels of LDL, or “bad” cholesterol, from birth.  This protracted exposure to high levels of LDL leads to a twenty fold increase in the risk of premature cardiovascular disease.

The gene mutation that causes FH is autosomal dominant.  This means that a parent with the disorder has a 50% chance of passing that gene to each of his or her children.  If a child inherits the gene, because it is dominant, he or she will have the disorder.  The term autosomal vs x-linked refers to the fact that the gene is not related to the sex chromosomes.  It does not matter if it is the mother or the father who has the gene, or if the child is a girl or a boy.  Autosomal dominant disorders, like FH, tend to appear in each generation in a family.  Because of this, people with FH have a family history of heart disease or stroke.  However, if the child does not inherit the FH gene from his or her affected parent, he or she will not have the disorder and cannot pass it on to the next generation.  There are 2 types of FH, including Heterozygous Familial Hypercholesterolemia (HeFH) and Homozygous Familial Hypercholesterolemia (HoFH),

Heterozygous vs Homozygous FH

If the child inherits the FH gene from one of the parent, the child will have heterozygous FH, meaning the child have one FH gene and one normal gene.  About 1 in 250 people around the world have heterozygous FH.  Heterozygous FH is characterized by very high LDL cholesterol (above 190 for adults or above 160 for children) and a family history of high cholesterol, heart disease or stroke.

If both of the  parents have FH and the child inherit the FH gene from each of them, the child will have homozygous FH, meaning the child have two FH genes.  Having two FH genes makes the disorder much more severe.  Homozygous FH is very rare.  Approximately 1 in one million people worldwide has homozygous FH.  Homozygous FH is characterized by extremely high levels of LDL cholesterol and symptoms can be seen in childhood.  Homozygous FH is much more difficult to treat adequately and people with homozygous FH can suffer from cardiac events even before the teen years.

Heterozygous FH: Signs, Symptoms and Treatment

People with FH have elevated cholesterol from birth.  Cholesterol screening in children can identify people with probable FH based on an LDL-C level above 160 and a family history of heart disease.  Cholesterol screening in adults can identify people with probable FH based on and LDL cholesterol level above 190 and a family history of heart disease.  Many people with heterozygous FH do not exhibit any other symptoms.  Only 10% of people with FH in the United States have been diagnosed, so some people do not learn that they have it until they suffer a coronary event such as myocardial infarction (MI) or sudden cardiac death.  Some people will have signs of elevated cholesterol such as xanthomas (fatty deposits under the skin, often on the Achilles tendon or on the joints of the hand), xanthalasmas (fatty deposits under the skin on the eyelids) or corneal arcus (a grayish ring on the periphery of the cornea).

Homozygous FH: Signs, Symptoms and Treatment

The signs and symptoms of homozygous FH are the same as for heterozygous FH, however they appear earlier, often in early childhood, and the disease progresses much more aggressively.  Cholesterol levels into the 700’s or even 1,000 require an early, aggressive and multi-pronged approach.

All of the treatments used for heterozygous FH are also used to treat homozygous FH.  In addition, people with homozygous FH often undergo LDL apheresis, a process by which blood is removed through the patient’s vein and LDL is filtered out before the blood is passed back into a different vein, similar to dialysis.  Some homozygous FH patients undergo a liver transplant in order to normalize LDL levels.

ST-103 is expected to reduce CVD risk associated with HeFH and HoFH through simultaneous and synergistic control of BP and HCE.  HCE control needs maximum statin delivered by AUC dosing and BP control needs low dose ARB.  We plan to conduct a clinical trial examining the safety and efficacy of ST-103 for treatment of HeFH and HoFH.. ST-103 of HoFH will enjoy orphan drug status with 7 years of regulatory exclusivity  because the ST-103 market size for HoFH is less than 200,000 patients in US.

Affiliates

Daewoong Pharmaceuticals Co. Ltd., a company incorporated under the laws of South Korea (“Daewoong”), a leading pharmaceutical company in South Korea, owns 10% of the common stock of Stocosil, was established in 1945.  Daewoong Pharmaceutical Co., Ltd. (KSE069620) has the largest prescription drug sales in South Korea and envisions itself to become a top 50 global healthcare company by 2020.  In addition to its current product portfolio, which includes 15 products, Daewoong has built strong core competency for new drug development. Daewoong’s gross sale was USD $626 million in 2013 and has 22 branches worldwide.

Autotelic Inc., a Delaware corporation (“Autotelic Inc.”) and Autotelic LLC, a Delaware limited liability company (“Autotelic LLC”), our affiliate companies, together owns 41% of the common stock of Stocosil.

Autotelic Inc. is experienced in conducting clinical trials and the development of new drugs and incrementally modified drugs in the U.S.  Autotelic Inc. will provide certain services to Stocosil, including but not limited to R&D research, FDA regulatory compliance, CMC expertise, payroll and human resources and other services to the Company.  Autotelic Inc. will perform such services pursuant to a Master Service Agreement (“MSA”) to be executed by Autotelic Inc. and Stocosil on June 18, 2015 and effective as of January 1, 2015, where the Company will pay Autotelic Inc. an amount equal to the actual cost plus 100% mark up on the actual labor hours and 20% mark up on the contracted third party services on behalf of the Company for providing the foregoing services to the Company.  The Company shall reimburse Autotelic Inc. for 100% of any out-of-pocket expenses, including travel, office, rent, and corporate professional fees incurred in connection with the Company operations. As of June 30, 2016 and 2015, Stocosil Inc. has accrued for such expenses approximately in the amount of USD $335,067 and $373,456.

Autotelic Inc. and Autotelic LLC possess certain know-how and intellectual property rights to the proprietary Therapeutic Drug Monitoring device (“TDM”) to test therapeutic drug concentrations.

License

Autotelic Inc. and the Company intend to enter into the Intra-Company License and Development Agreement  in the mid-year of 2017 (the “Intra-Company License Agreement”), for the purpose of developing Olostar® in combination with TDM, in the U.S. (“ST-102”  and “ST-103”).  During the term of the Intra-Company License Agreement, Autotelic Inc.  will grant the Company a limited use license to TDM for the development, including the conduct of clinical trials, for the testing for treating uncontrolled Hypertension patients with ST-102 and FH with ST-103.  Under the terms of the Intra-Company License Agreement, the data and all intellectual property generated from the conduct of clinical trials as related to TDM will be owned by Autotelic Inc.

Therapeutic Drug Monitoring (TDM) is used in personalized medicine to measure the specific medication concentration in patient’s blood.  A full pharmacokinetic (PK) study is required to determine whether patients are getting the appropriate and efficient dosage.  Personalized medicine without regard to pharmacokinetic (PK) variability results in misclassification of patients due to either too much drug exposure resulting in toxicity among patients that would have benefitted from lower amount of the drug, or too little drug exposure in a supposedly sensitive population.  Personalized medicine with Therapeutic Drug Monitoring removes the PK variability and allows for the correct classification of the patients according to biomarkers.  However, at the current state, a full pharmacokinetic study requires not only multiple high-volume blood draws and extended stays in the hospital but also testing method by LC/MS/MS, an evaluation of Multidimensional Chromatography Coupled with Tandem Mass Spectrometry for Large-Scale Protein Analysis, which are both time-consuming and expensive.   Point of Care TDM device for PK guided dosing as a companion diagnostic device consists of a quantitative lateral flow platform coupled to a reader. Only small amount of blood is needed for the test.  Individual pharmacokinetic profiles can be obtained and used to determine the suitable treatments. In addition, the lateral flow PK quantitative assay can be deployed at point-of care (in home, doctor’s office or central lab).

Furthermore, Autotelic LLC and the Company intend to enter an Intellectual Property Transfer Agreement (the “IP Agreement”) in the mid-year of 2017, for the know-how around the TDM device as set forth below.  Autotelic LLC also has rights to the data for filing of additional IPs around the technology to protect ST-102/ST-103 and the device. In return Stocosil will be able to leverage, as needed, the patent portfolio of Autotelic LLC to conduct its business.

The intellectual property and technical know-how around the TDM device are part of Autotelic LLC patent portfolio.  The patent filings are listed below.

Status (Filed, Provisional, Approved)	Number	Title	Date of Filing	Date of US patent Expiration if granted (expected)
Filed PCT Nationalized	PCT/US2013/046040	Methods and compositions for personalized medicine by POC devices for FSH, LH, hCG and BNP	06/15/2013	06/15/2033
United States	14/407,715
Australia	2013274016
CA	2876486
Japan	2015517474
South Korea	10-2015-7000756
India	2472/MUMNP/2014
EP	13805123.0
P.R. China	2013800316648
Filed PCT Nationalized	PCT/US2012/039993	Methods and Compositions for Therapeutic Drug Monitoring and Dosing by Point-of-Care Pharmacokinetic Profiling	05/30/2012	05/30/2032
United States	13/261,786
Japan	2014513663
P.R. China	201280038476.3
CA	2837331
Australia	2012262322
EP	12792802.2
India	2458/MUMNP/2013
Filed PCT	PCT/US16/12884	Methods for Olmesartan Dosing by AUC	1/11/2016	1/11/2036
United States	14/992,898
Taiwan	105102921
South Korea	10-2016-7002748
Filed Provisional	62/277,406	Device and Method for Improving Compliance in Treating Hypertension	1/11/2016	N/A- Not PCT yet

Autotelic Inc., and the Company intend to enter into License and Development Agreement in the mid-year of 2017 (the “TDM License Agreement”), for the purpose of developing Olostar® in combination with TDM, in the U.S. (“ST-102”).  During the term of the License Agreement, Autotelic Inc. will grant the Company a limited use license to TDM for the development, including the conduct of the clinical trials, for the testing for treating uncontrolled Hypertension patients, of ST-102.  Under the terms of the License Agreement, Autotelic Inc. will provide the device to the Company at cost + 100% during its clinical development and Autotelic Inc. is allowed to use the data generated for its regulatory filing and commercialization of the device.

Daewoong has developed Olostar® (“ST-101”), the world’s first complex incrementally modified drug (“IMD”) consisting of ARB family, olmesartan medoxomil, and statin Family, rosuvastatin calcium, which allows the management of both hypertension and dyslipidemia at the same time.

On February 27, 2015, we, together with Autotelic Inc. and Autotelic LLC, entered into a Product Development, License and Commercialization Agreement (the “Daewoong Agreement”) with Daewoong.  Under the terms of the Daewoong Agreement, we received the exclusive rights to develop and commercialize ST-101 in the U.S., Canada, Japan, Taiwan and certain South American countries (“Stocosil Territory”).  The Daewoong Agreement grants the Company a license to use patents and other intellectual property of Daewoong in connection with the research, development, use, importing, manufacture, sale and offer for sale of ST-101.  Under the Daewoong Agreement, we are responsible, among other things, for the development and commercialization of ST-101 in the U.S. Canada, Japan, Taiwan and certain South American countries.  Under the terms of the Daewoong Agreement, as consideration for the grant of the licenses, we have agreed to: (i) pay Daewoong certain development milestone payments upon achievement of certain development milestones for ST-101 in the U.S; (ii) granted an unvested warrant to Daewoong to purchase 500,000 shares of our common stock; (iii) pay Daewoong a sales milestone payment upon achievement of $20,000,000 in net sales of ST-101 and ST-102.

Under the terms of the Daewoong Agreement, we have granted certain intellectual property rights to Daewoong with respect to the data we generate for ST-101 and to use patents and other intellectual property of the Company in connection with the development and commercialization of ST-102 outside the Stocosil Territory.  In consideration for such license, Daewoong has agreed to: (i) pay us a royalty on net sales outside of the Stocosil Territory of ST-101 in countries where Daewoong has used our data to obtain regulatory approval; and (ii) pay us a royalty on net sales of ST-102 outside the Stocosil Territory.

We intend to develop the products and conduct clinical trials, to be conducted by Autotelic Inc. pursuant to the MSA: (i) to obtain regulatory approval to commercialize ST-101 in the U.S. in 2018; and (ii) to obtain regulatory approval for ST-102 in the U.S. in 2021 or 2022.

Distribution

The Company, following receipt of all necessary regulatory approval, plans to commercialize ST-101, ST-102 and ST-103 through the pharmaceutical distribution channels such as Amerisource Bergen, McKesson, SymplMed and Cardinal Health.  We do not have any agreements in place with such distributors at this time and there is no assurance that these companies will agree to distribute ST-101, ST-102 or ST-103.

ST-101 will be the only once-daily fixed dose combination of olmesartan medoxomil and rosuvastatin calcium.  It simplifies dosing for those patients currently having to take multiple pills for both diseases.  The indication will be for hypertension and hyperlipidemia in adults. The planned dosage strengths are 40/20 mg, 20/20 mg,20/10 mg, 20/5 mg once-a-day, regardless of food.  ST-101 will be submitted to the FDA as a NDA 505(b)(2) new drug application. As part of this NDA application, ST-101 dosage forms in tablets will need to demonstrate bioequivalence to the reference listed drugs separately.

ST-102, the fixed dose combination of olmesartan medoxomil and rosuvastatin calcium is coupled with Autotelic Inc’s Therapeutic Drug Monitoring (TDM) device for the treatment of uncontrolled resistant hypertension.  ST-102 is anticipated to provide an unmet need for patients with resistant hypertension.  Personalized dosing can reduce variability in pharmacokinetics, reduce toxicity, increase efficacy and improve compliance. TDM guided counseling will provide better adherence to medications in conjunction with ST-102 and increase effectiveness in resistant hypertension.

ST-103, the fixed dose combination of olmesartan medoxomil and rosuvastatin calcium with different presentations specifically treats HeFH and HoFH. ST-103 use TDM to allow for high dose Rosuvastatin therapy. The planned dosage strengths are 5/10 mg, 5/20 mg,5/40 mg, once-a-day, regardless of food.  ST-103 will be submitted to the FDA as a NDA 505(b)(2) new drug application around last quarter of 2020.

The ST-101 market size of patients on olmesartan medoxomil who also have hyperlipidemia is 445,000. The ST-102 market size of uncontrolled hypertension is 7,190,260 patients.  The ST-103 market size for HoFH is less than 200,000 patients in US and more than 1 million patients for HeFH.

The Company plans to commercialize ST-101 through the pharmaceutical distribution channels with partner(s) either through an exclusive/non-exclusive distribution license or partnership.  The potential partner would already have established footprint/sale force in the applicable territory with menu of similar products, allowing us to rapidly launch our products without incurring costs typically associated with building out a sales and marketing team.  The Company will retain a core sales and marketing team to oversee the process.  This core team will also be responsible for the build out of sales and marketing team to support the launch of ST-102 and all subsequent products in its pipeline.

Marketing and Sales

The Company is a development stage pharmaceutical company and we do not expect to have any customers until our products are approved by the FDA for commercialization in the US, or approved by other regulatory authorities in their jurisdiction.

We currently do not have any clinical or commercial manufacturing or sales capabilities. We may or may not manufacture the products we develop, if any. We intend to license to, or enter into strategic alliances with, larger companies in the pharmaceutical business, which are equipped to manufacture, market and/or sell our products, if any, through their well-developed manufacturing capabilities and distribution networks. We intend to license some or all of our worldwide patent rights to more than one third party to achieve the fullest development, marketing and distribution of any products we develop.

Vendors

Daewoong is the Company’s sole supplier of ST-101 pursuant to the terms of the Daewoong Agreement.

Autotelic Inc. is the Company’s sole supplier of TDM pursuant to the terms of License and Development Agreement to be entered into in the fourth quarter of 2016 (the “TDM License Agreement”), for the purpose of developing ST-101 in combination with TDM, in the U.S. (“ST-102”).

Our plan is to retain Daewoong for supplying ST-103 for clinical trial as well as marketing and distributions.

Drug Development

Stocosil’s drug development progress contains three programs, the first phase is for ST-101, which is ST-101 drug development, the second phase is for ST-102 and the third phase is ST-103, as a combination drug and device (ST-101 with TDM).  Stocosil had its EOP2 (End Of Phase II) meeting with the FDA for ST-101 in December 2015 and FDA’s responses were very clear and provided the Company with a defined 505(b)(2) pathway for the product.  Subsequently, Stocosil had its Pre New Drug Application (PNDA) meeting with FDA in June 2016 and FDA confirms most of the nonclinical, clinical, and Chemistry, Manufacturing, and Controls (CMC) data for ST-101 to support a 505(b)(2) submission is sufficient and the Company plans to submit the NDA for ST-101 in the mid-year of 2017.  The Company currently plans to submit the ST-102 NDA in the mid-year of 2020 or early 2021 and ST-103 NDA in late 2021.

Autotelic Inc. has been providing certain services to Stocosil, including but not limited to R&D research, FDA regulatory compliance, CMC expertise, payroll and human resources and other services to the Company.  Autotelic Inc. has performed such services pursuant to a Master Service Agreement (“MSA”).  Currently, the accumulated amount spent on developing ST-101 is approximately $3,648,939 as of June 30, 2016.

TDM device will be provided by Autotelic Inc. during the phase III clinical trial, which is expected to start upon sufficient funding is secured.  The Company plans to start the road show in the mid-year of 2017 in association with ST-102 and ST-103.  The expenses spent on developing ST-102 are minimal and none for ST-103 as of June 30, 2016.

Competition

Olostar® is an ARB+statin complex developed independently by Daewoong. It is the world's first drug consisting of olmesartan medoxomil of the ARB series and rosuvastatin calcium of the statin series, a Fixed Dose Combination (“FDC”), which is capable of treating both hypertension and dyslipidemia at the same time.  Individual drugs with olmesartan medoxomil or rosuvastatin calcium as the active pharmaceutical ingredient have been sold in the United States for years.  The Company will have competition for patients that prefer to purchase a single drug.  Additionally, CADUET® is an FDC currently marketed in the United States for the treatment of combined hypertension and hyperlipidemia and is a direct competitor of ST-101.

Once the Company is granted with the orphan drug approval for ST-103, ST-103 will enjoy orphan drug status with 7 years of regulatory exclusivity, waived regulatory filing fees, and R&D credit.

Intellectual Property

Currently, Olostar® is protected by one issued PCT patent which has been nationalized (including in the United States): Pub. No.: WO/2013/147462; International Application No.: PCT/ KR2013/ 002378; Publication Date: March 10, 2013; International Filing Date: March 22, 2013 by Daewoong. The Korean patent will expire on March 22, 2023.  This patent is directed to compositions for producing olmesartan medoxomil and rosuvastatin together in a single dosage form.

The claims pending in the Daewoong US patent application (Ser. No. 14/388,115), which, if issued as a patent, would expire in March 22, 2033, and the composition of the patent is described as follows:

-	A pharmaceutical composition in a single dosage form comprising:
-
A compartment comprising olmesartan medoxomil; and a compartment comprising rosuvastatin or a salt thereof, each of the compartments being formulated in a separate form, wherein the compartment comprising olmesartan medoximil comprises low substituted hydroxyproply cellulose, as a disintegrant, in an amount of 7.5 to 65% by weight based on the total weight of the compartment, and

-
The compartment comprising rosuvastatin or a salt thereof comprises one or more disintegrant selected from the group consisting of crospovidone, low substituted hydroxypropyl cellulose, croscarmellose sodium, and carboxymethylcellulose calcium, in an amount of 2 to 20% by weight based on the total weight of the compartment.

This PCT is licensed to the Company under the terms of the Daewoong Agreement.  Daewoong also filed the PCT in the following countries:

Country code	Status	Application No.	Entry Date
AU	Filed	2013240846	8/8/2014
CA	Filed	2866377	9/4/2014
EPO	Filed	20130769567	8/14/2014
JP	Filed	2015503112	9/29/2014
U.S.	Filed	14388115	9/25/2014
MX	Filed	2014011510	9/25/2014
PH	Filed	2013120145018	8/11/2014
HK	Filed	20150100605
CN	Filed	2013800180830	9/29/2014
CL	Filed	20140002581
KR	Granted	1020130030734	Filing date: 3/22/2013

Government Regulation

Government authorities in the U.S. (including federal, state and local authorities) and in other countries, extensively regulate, among other things, the manufacturing, research and clinical development, marketing, labeling and packaging, storage, distribution, post-approval monitoring and reporting, advertising and promotion, pricing and export and import of pharmaceutical products, such as those we are developing. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Moreover, failure to comply with applicable regulatory requirements may result in, among other things, warning letters, clinical holds, civil or criminal penalties, recall or seizure of products, injunction, and disbarment, partial or total suspension of production or withdrawal of the product from the market. Any agency or judicial enforcement action could have a material adverse effect on us.

U.S. Government Regulations

In the U.S., the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act, or FDCA, and its implementing regulations. Drugs are also subject to other federal, state and local statutes and regulations. The process required by the FDA before drugs may be marketed in the U.S. generally involves the following:

Pre-Clinical Testing:  Before beginning testing of any compounds with potential therapeutic value in human subjects in the United States, stringent government requirements for pre-clinical data must be satisfied.  Pre-clinical testing includes both in vitro, or in an artificial environment outside of a living organism, and in vivo, or within a living organism, laboratory evaluation and characterization of the safety and efficacy of a drug and its formulation.

Investigational New Drug, IND, Applications, Pre-clinical testing results obtained from in vivo studies in several animal species, as well as from in vitro studies, are submitted to the FDA, or an international equivalent, as part of an IND or equivalent, and are reviewed by the FDA prior to the commencement of human clinical trials. The pre-clinical data must provide an adequate basis for evaluating both the safety and the scientific rationale for the initial clinical studies in human volunteers.

Clinical Trials: Clinical trials involve the administration of the drug to healthy human volunteers or to patients under the supervision of a qualified investigator pursuant to an FDA-reviewed protocol. Human clinical trials typically are conducted in three sequential phases, although the phases may overlap with one another. Clinical trials must be conducted under protocols that detail the objectives of the study, the parameters to be used to monitor safety, and the efficacy criteria, if any, to be evaluated. Each protocol must be submitted to the FDA as part of the IND.

Phase 1 clinical trials—test for safety, dose tolerance, absorption, bio-distribution, metabolism, excretion and clinical pharmacology and, if possible, to gain early evidence regarding efficacy.

Phase 2 clinical trials—involve a small sample of the actual intended patient population and seek to assess the efficacy of the drug for specific targeted indications, to determine dose-response and the optimal dose range and to gather additional information relating to safety and potential adverse effects.

Phase 3 clinical trials—consist of expanded, large-scale studies of patients with the target disease or disorder to obtain definitive statistical evidence of the efficacy and safety of the proposed product and dosing regimen.

Phase 4 clinical trials—conducted after a product has been approved. These trials can be conducted for a number of purposes, including to collect long-term safety information or to collect additional data about a specific population. As part of a product approval, the FDA may require that certain Phase 4 studies, which are called post-marketing commitment studies, be conducted post-approval.

Good Clinical Practices: All of the phases of clinical studies must be conducted in conformance with the FDA's bioresearch monitoring regulations and Good Clinical Practices, which are ethical and scientific quality standards for conducting, recording, and reporting clinical trials to assure that the data and reported results are credible and accurate, and that the rights, safety, and well-being of trial participants are protected.  The FDA may order the temporary or permanent discontinuation of a clinical trial at any time.

In order to obtain marketing authorization for our products, we must submit to the FDA the results of the pre-clinical and clinical testing, together with, and among other things, detailed information on the manufacture and composition of the product, in the form of a new drug application.

Upon completion of the clinical trials, the Company will send the FDA the evidence from these tests to prove the product is safe and effective for its intended use (505(b)2 New Drug Application (NDA) in the US).  The FDA will review these data and determine if we have approval to market the product at the specified dose(s) and formulation(s) for the specified indication(s).

Once regulatory approval has been granted, the approved product and its manufacturer are subject to continual review by the FDA. Any regulatory approval that we receive for our products may be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for potentially costly post-marketing follow-up studies to monitor the safety and efficacy of the product. In addition, if the FDA approves any of our products, we will be subject to extensive and ongoing regulatory requirements by the FDA and other regulatory authorities with regard to the labeling, packaging, adverse event reporting, storage, advertising, promotion and recordkeeping for our products. In addition, manufacturers of our products are required to comply with current cGMP regulations which include requirements related to quality control and quality assurance, as well as the corresponding maintenance of records and documentation. Further, regulatory authorities must approve these manufacturing facilities before they can be used to manufacture our products, and these facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP regulations.

We are also subject to a variety of regulations governing clinical trials and potential sales of our products outside the United States.  Whether or not FDA approval has been obtained, approval of conduct of a clinical trial or authorization of a product by the comparable regulatory authorities of foreign countries and regions must be obtained prior to the commencement of marketing the product in those countries. The approval process varies from one regulatory authority to another and the time may be longer or shorter than that required for FDA approval. In the E.U., Canada and Australia, regulatory requirements and approval processes are similar, in principle, to those in the United States.

Employees

We have a total of 4 part time employees.  All of our administration, regulatory, CMC, CMO, non-clinical and clinical works are all provided by Autotelic Inc. pursuant to the Master Services Agreement.

DESCRIPTION OF PROPERTY

We do not have laboratory facilities.  We have outsourced our laboratory work to third party vendor or affiliated company, Autotelic Inc., which is located at 940 South Coast Drive, Ste. 100, Costa Mesa, CA 92626.  We do not intend to lease laboratory facilities from Autotelic Inc.

On May 31, 2015 Stocosil entered into a sublease agreement effective as of January 1, 2015 with Autotelic Inc. for office space furnished by Autotelic Inc. located at 17870 Castleton St., Ste. 250, City of Industry, CA 91748.  For the period from July 1, 2015 to June 30, 2016 and from inception (December 11, 2104) to June 30, 2015, we recorded $12,000 and $6,000 as an estimate of the fair value of the rental of the office space.  The gross rent for the office space is $1,000 per month.  The lease expires on October 31, 2016.

On October 31, 2016, the Company has executed the sublease agreement with Autotelic Inc. for additional twenty four (24) months from November 1, 2016 to October 31, 2018 with monthly payment in the amount of one thousand dollars ($1,000), payable on the first day of each month.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this Offering Circular, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Offering Circular for a discussion of important factors that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a pharmaceutical company engaged in the discovery, acquisition, development and commercialization of proprietary drug therapeutics in the U.S. and foreign territories.  Our primary therapeutic focus is hypertension and hypercholesterolemia.  We currently have three clinical development programs underway:

·	FDA approval of ST-101;

·	FDA approval of the ST-101 coupled with a therapeutic drug monitoring device (ST-102); and

·	FDA approval of the high dose ST-101 coupled with a therapeutic drug monitoring device (ST-103).

Autotelic Inc., an incubator, founded us in December 2014.  Autotelic Inc. is a medical technology company that possesses devices to test therapeutic drug concentrations and the research and development expertise.  Autotelic Inc. has experience in clinical trials and development of new drugs and incrementally modified drugs in the U.S.  We have entered into a Master Service Agreement with Autotelic Inc. for the services of scientific and administrative support personnel.  We have four (4) part-time employees other than through our Master Service Agreement with Autotelic Inc.

We have licensed the rights to Olostar® (ST-101) in the U.S., Canada, Taiwan, Japan, Australia and certain part of Latin American from Daewoong Pharmaceuticals Co. Ltd.  Daewoong is a leading pharmaceutical company in the South Korean prescription drug market.  Daewoong has a strong network of sales and marketing specialists operating throughout the South Korean Peninsula.  We also hold the global right for resistant Hypertension, (ST-102).  We have licensed the rights, (ST-102), for territories outside of US, Canada, Taiwan, Japan and Australia to our partner Daewoong.  In the future, we may enter into additional sale and marketing licenses in additional territories which could generate income in the form of upfront & milestone payments as well as royalties.

We plan to develop ST-103, a fixed-dose combination of olmesartan medoxomil and high dose rosuvastatin calcium for the treatment of Familial Hypercholesterolemia, or “FH”, is an inherited genetic disorder that affects the body’s ability to manage cholesterol.  We plan to conduct clinical trial for ST-103 when the funding is available.

Plan of Operations

We were incorporated on December 11, 2014 and are considered a development-stage company.  We expect to continue to incur significant research and development and other expenses.  Our net loss from inception through June 30, 2015 was $921,809 and our net loss for the year ended June 30, 2016 was $2,727,130.  As of June 30, 2016, we had a total accumulated stockholders’ deficit of $3,648,939. We expect to continue to incur losses for the foreseeable future as we expand our product development activities, seek necessary approvals for our product candidates, and begin commercialization activities.

Our plan of operation for the twelve months following the commencement of this offering is to continue our efforts to obtain FDA regulatory approval for ST-101 and to establish a market alliance for ST-101.  Our plan of operations also includes starting clinical trial for ST-102.  We expect to move forward on NDA submission with FDA for ST-101, in the mid-year of 2017.

The majority of our operating expenses to date have been for research and development activities related to ST-101, ST-102 and ST-103, and for costs associated with our formation, including legal, recruiting, travel and fundraising.  Since inception through June 30, 2016, the company incurred stock-based compensation by issuing warrants to purchase 283,421 shares of our common stock to Autotelic Inc. as part of the MSA described in the Interest of Management and Others in Certain Transactions section, exercisable at a price of $5 per share.

Deferred Income

The Company had received an initial milestone down payment of $75,000 from a pharmaceutical company for licensing rights of the Company's product after FDA approval.  When FDA approval is given, this revenue will be recognized through the term of the license.

Research and Development Expense

We expect R&D expenses to be a substantial part of our costs in support of the FDA approval procedure for ST-101, ST-102 and ST-103.  R&D expenses consist primarily of FDA regulatory approval procedures and clinical studies performed by contract research organizations, third party consultants, and personnel costs, including salaries, benefits and overhead allocations.

Research and development costs are expensed as incurred.  Research and development expense consists primarily of third-party consultant fees attributable to services received from Autotelic Inc. under the Master Service Agreement and expenses related to our clinical studies.

The following table presents the components of research and development expenses:

	For the Year Ended June 30, 2016 (Audited)	For the Period from Inception (December 11, 2014) to June 30, 2015 (Audited)
Personnel and related benefits	$1,432,759	$500,384
Third-party consulting and service fees	937,725	$187,020
Development costs	81,000	$67,057
Other	$275,646	$167,348
Total	$2,727,130	$921,809

Research and development expense since inception include expenses associated with services provided by Autotelic Inc. employees for Chemistry, Manufacturing Controls services, regulatory planning, submission services, clinical, nonclinical services, human resources, accounting, forecasting, finance services, corporate compliance, business commercialization services and IP services.  In addition, we also retained third-party consultants to assist us in performing all the aforementioned services.

We expect research and development expense to increase significantly as we add personnel, commence additional clinical studies and other activities to develop our drug product candidates.  From inception (December 11, 2014) to June 30, 2016, the Company had spent approximately $3.6 million on research and development for ST-101, ST-102 and ST-103.

The timing and amount of our research and development expenses will depend largely upon the outcomes of current and future trials for our drug product candidates as well as the related regulatory requirements and manufacturing costs.  We cannot determine with certainty the duration and completion costs of the current or future development activities.

General and Administrative Expense

General and administrative expense consists of personnel-related costs, including salaries and benefits, and also includes expenses attributable to services received from Autotelic Inc. under the Master Service Agreement, rent and other facilities costs and professional and consulting fees for legal, accounting, tax services and other general business services.  Since inception through June 30, 2016, the company incurred stock-based compensation by issuing warrants to purchase 283,421 shares of our common stock to Autotelic Inc. as part of the MSA described in the Interest of Management and Others in Certain Transactions section, exercisable at a price of $5 per share. We expect general and administrative expense to increase significantly as we incur operating costs related to being a public company, including building our corporate infrastructure.

Liquidity and Capital Resources

Since our inception, we have not generated any revenue and we have funded our operations primarily through the issuance of equity securities and convertible promissory notes.  We have incurred losses and negative cash flow from operations from inception to June 30, 2016, we had an accumulated deficit of $3,648,939. We anticipate that we will continue to incur losses for the next several years due to expenses relating to:

·	trials of our products and product candidates;

·	establishing manufacturing capabilities; and

·	commercialization of our prescription drug product candidates, if approved.

As of June 30, 2016, we had cash and cash equivalents of $115,340.  In February 2015, we received aggregate gross proceeds of $1,003,400 from the issuance of 4,454,545 shares of common stock, and also in February 2015, we issued $716,000 aggregate principal amount of convertible notes with maturity date as of January 31, 2017.  On December 31, 2015, we issued additional $750,000 aggregate principal amount of convertible notes with maturity date as of January, 2017.  The convertible notes bear interest at 3% per annum and mature on January 31, 2017.  On June 30, 2016, we issued additional $141,000 aggregate principal amount of convertible notes with maturity date as of April 1, 2018.  As of June 30, 2016, $116,000 borrowings under these notes were received.  The convertible notes bear interest at 3% per annum.  Upon the completion of an equity financing by us of at least $1,500,000, or a sale of our company, we have the right to convert the outstanding principal amount of the notes into shares of our common stock at $0.60 for the February 2015 convertible notes and $5.00 and $8.00 for the December 2015 and June 2016 convertible notes.  Substantially all of the capital raised in the February and December 2015 private placements was attributable to sales to related parties including insiders and our founders.  These capital investments have allowed us to pay third party contractors, consultants, regulatory affairs, legal and accounting expenses, as well as fund daily operational expenses.

Our recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We may never become profitable, or if we do, we may not be able to sustain profitability on a recurring basis.

We believe the net proceeds from this offering, together with our existing cash and cash equivalent, will be sufficient to fund our operating plan through at least the next twelve months and through the anticipated approval and launch of one or more of our product candidates, ST-101, ST-102 and ST-103. However, our operating plan may change due to many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to stockholders, imposition of debt covenants and repayment obligations or other restrictions that may affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Further, although we do not have any current capital commitments, we expect that we will increase our expenditures following the closing of this offering once we have additional capital on hand in order to continue our efforts to develop and commercially launch ST-101 by mid-year 2017 and continue development of ST-102 and ST-103 in the near term.  However, we do not have any definitive plans as to the exact amounts or particular uses at this time, and the exact amounts and timing of any expenditure may vary significantly from our current intentions.

Cash Flows

The following table shows a summary of cash flows for the periods set forth below:

	For the Year ended June 30, 2016 (Audited)	For the Period from December 11, 2014 (inception) to June 30, 2015 (Audited)
Net Loss	$(2,727,130)	$(921,809)
Adjustments to reconcile net loss to net cash used in operating activities	$347,081	$1,403
Change in operating assets and liabilities	$283,232	$547,442
Net cash used in operating activities	$(2,096,817)	$(372,964)
Net cash used in investing activities	$(479)	$-
Net cash provided by financing activities	$866,000	$1,719,600
Cash at beginning of period	$1,346,636	$-
Cash at end of period	$115,340	$1,346,636

Net Cash Used in Operating Activities

For the period from inception through June 30, 2016, net cash used in operating activities was the result of our net loss of $3,648,939, which is offset by increase in change in operating asset and liability items of $830,674 and adjustments to reconcile net loss to net cash used in operating activities of $348,484.

For the period from inception through June 30, 2016, net cash used in operating activities was the result of developing ST-101.

Net Cash Provided by (Used in) Investing Activities

During the period from inception through June 30, 2016, net cash used in investing activities consist of investment in Autotelic Taiwan.

Net Cash Provided by Financing Activities

During the period from inception through June 30, 2016, net cash provided by financing activities primarily consisted of the gross proceeds from the issuance of common stock and convertible notes in February 2015, December 2015, and June 2016.

Commitments and Contingencies

The following table summarizes our contractual obligations as of June 30, 2016:

	Payments Due by Period
	Total	Less than 1 Year	1 to 3 Years	3 to 5 Years	More Than 5 Years
Sublease Agreement	$28,000	$12,000	$16.000	$-	$-
License Agreement	$5,900,000	$500,000	$4,400,000	$-	$1,000,000
Master Service Agreement	$334,391	$334,391	$-	$-	$-
Total	$6,262,391	$846,391	$4,416,000	$-	$1,000,000

The Company entered into a sublease agreement with Autotelic Inc. for an office unit in the amount of $1,000 per month commencing on January 1, 2015 and ending on October 31, 2016.  The Company has renewed the sublease on October 2016 and it will expire on October 31, 2018, with the monthly payment of $1,000 per month.

The Company also entered into a Master Service Agreement (MSA) with Autotelic Inc., whereas, Autotelic Inc. shall use its own personnel, third party contractors, furnishings, equipment and other assets to provide Services, including but not limited to chemistry, manufacturing and controls services, regulatory planning, submission, and meeting with regulatory agencies globally to obtain regulatory guidance, concurrence, and approval for clinical trial, regulatory approval path way and ultimately marketing approval, nonclinical services to support the design, execution and submission of nonclinical studies to support IND/NDA approval, human resources, accounting, forecasting and finance functions, corporate compliance functions, business commercialization services, IP services, and other services as Company may request.   During the period commencing January 1, 2015 (the “Effective Date”) and until the date that Company has completed an equity offering of either common or preferred stock in which the gross proceeds therefrom is no less than $10,000,000 (the “Equity Financing Date”), Company shall pay Autotelic Inc. the following compensation: cash in an amount equal to the Actual Labor Cost (paid on a monthly basis), plus warrants for  shares of the Company’s common stock with a strike price no less than the fair market value of the Company’s common stock at the time said warrants are issued.  The Company is not obliged to any minimum payments, nevertheless, the outstanding debts pursuant to the MSA is $334,391 as of June 30, 2016.

In addition, under our Product Development, License and Commercialization Agreement, we have agreed to pay Daewoong in the amount of $4,900,000 upon the completion of certain milestones. In addition, the Company will pay Daewoong $1,000,000 upon the Company achieving aggregate net sales of $20,000,000.

Income Taxes

As of June 30, 2016, we had net operating loss carry forwards for federal and state income tax purposes of $3,350,286, which will begin to expire in 2034 to 2035.

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

We record net deferred tax assets to the extent we believe these assets will more likely than not be realized. In making such determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. In the event we were to determine that we would be able to realize our deferred income tax assets in the future in excess of their net recorded amount, we would make an adjustment to the valuation allowance, which would reduce the provision for income taxes.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following are our executive officers and directors and their respective ages and positions as of June 30, 2016:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Vuong Trieu, Ph.D.	President and Chief Regulatory Officer	54	Since December 2014	13.3
Pyng Soon, Esq., CPA	Chief Executive Officer, Chief Financial Officer, Secretary	54	Since December 2014	13.3
Chulho Park, Ph.D.	Chief Business Officer	51	Since December 2014	13.3
Directors:
Vuong Trieu, Ph.D.	Director	54	Since December 2014	–
Significant Employees:
Osmond D’Cruz, PH.D	Sr. Director of Drug Safety	63	Since December 2014	20

During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses.  There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position

Executive Officers and Directors

Vuong Trieu, Ph.D. has been the President and sole director of Stocosil since its incorporation in December 2014.  Dr. Trieu has been involved in drug discovery and development for over 20 years and has directly supported seven drug candidates from preclinical to clinical to commercialization. From September 2013 to May 2014, he served as the Chief Scientific Officer of Sorrento Therapeutics, Inc. From May 2012 to August 2013, he served as Chief Executive Officer at IgDraSol Inc. From November 2002 to July 2011, he was Senior Director of Pharmacology/Biology at Abraxis Bioscience/Celgene, supporting the Abraxis pipeline and development of its commercial product, Abraxane®. Previously, Dr. Trieu held positions at Genetic Therapy/Sandoz, leading the adenoviral gene therapy program against atherosclerosis, Applied Molecular Evolution/Lily leading the expression, purification, and preclinical testing of mAb therapeutics, and Parker Hughes Center as director of Cardiovascular Biology program that evaluated a series of small molecules and biologics against preclinical models of atherosclerosis, dyslipidemia, stroke, ALS, and restenosis. Dr. Trieu has 34 peer-reviewed scientific articles and has 25 issued patents and 62 patent applications. Dr. Trieu obtained his doctorate in Microbiology/Molecular Biology from the University of Oklahoma in 1989 and he completed postdoctoral training at University of Chicago’s pediatric transplantation unit and Oklahoma Medical Research Foundation lipoprotein department.

Pyng Soon has been our Chief Executive Officer, Chief Financial Officer and Secretary since December 2014. From July 2009 to December 31, 2014, he was an in house general counsel of EFT Holdings, Inc., a public company traded in OTC BB. Mr. Soon has previously held positions with large public companies and accounting firms, including Yokohama Tire Corporation, KPMG, and Murchison and Cumming, LLP.

Chulho Park, Ph.D. has been our Chief Business Officer since our incorporation in December 2014.  Previously, he was President and Chief Executive Officer of MabPrex (Jan 2010 – Jan 2013), leading the pharmaceutical development of therapeutic drug candidates such as monoclonal antibodies.  Also, he was the President of Pharmaceutical Development at IgDraSol (Jan 2013 – Sep 2013) leading the CMC group and bringing manufacturing of drug products to FDA standards.  Dr. Park also has held positions at Applied Molecular Evolution (2001 – 2003), Eli Lilly (2003 – 2008) and aTyr Pharma (2008 – 2009) and has more than fifteen years of biologics R&D and leadership experience across diverse biotech and pharma settings. Dr. Park received his doctorate in Biochemistry from the Korea University and he completed postdoctoral training at Stanford University School of Medicine.

Osmond D’Cruz, Ph.D. has been our Senior Director of Drug Safety since December 2014. Dr. D'Cruz has over 15 years preclinical drug development experience in academic and biopharmaceutical settings.  Dr. D'Cruz has held positions at Abraxis BioScience (2007-2010), Celgene (2010-2011), Children's Hospital Los Angeles (2011-2013), Igdrasol/Sorrento Therapeutics (2014), and Paradigm Pharmaceuticals (2001-2007). He has over 120 peer-reviewed scientific publications, 95 scientific presentations in national and international meetings, 18 issued US patents and 13 peer-reviewed research grants from the NIH.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We are a development stage company.  From December 11, 2014 [inception] through December 31, 2014, we did not pay any compensation to our director or any of our executive officers.

From January 1 through June 15, 2015, the officers and significant employee were compensated via MSA by Autotelic Inc.  Commencing June 16, 2015, based on their weekly working hours, the officers and significant employee have been compensated by the Company.  The annualized salaries indicated below are calculated based on each officer's working hours, 13.3 or 20 hours per week. The table below is for salaries for the year ended June, 30, 2016:

		Annual Salary
Vuong Trieu	President	$56,667

Pyng Soon	CEO/CFO/Secretary	$56,667

Chulho Park	CBO	$56,667

Osmond D’Cruz	Director of Drug Safety	$35,000

We currently do not have employment agreements for our executive officers; we intend to enter into such agreements by the fourth quarter of 2016. The Company provides a non-discriminate employee health benefit plans via Autotelic Inc., which includes health and dental insurance plans. Each of the officers/significant employee may join the plans at will, the participant is obliged to pay his/her benefit plan and there is no contribution by the Company.  The average cost of these plans is approximately $1,000 per month.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table presents certain information as of June 30, 2016 regarding the ownership by: (i) principal stockholders who beneficially own more than 10% of our common stock; (ii) each director and executive officer who beneficially owns more than 10% of our common stock; and (iii) our director and all of our executive officers as a group.

Unless otherwise noted, percentage ownership is based on 4,454,545 shares of our common stock outstanding as of June 30, 2016.

The address of each beneficial owner listed below is 17870 Castleton Street, Suite 250 City of Industry, California 91748.  Unless otherwise noted, the nature of beneficial ownership for each person is direct ownership.

Name	Amount and nature of beneficial ownership		Amount of beneficial ownership acquirable		Percent of class
Autotelic LLC	1,625,000		–		36.48%
Autotelic Inc.	500,000		–	(2)	11.22%
Vuong Trieu	2,829,545	(1)	–	(3)	63.52%
Pyng Soon	500,000		–	(4)	11.22%
Chulho Park	1,000,000		–		22.45%
Director and Officers as a group	4,329,545		–	(5)	97.19%

(1)
Includes 704,545 directly owned and 2,125,000 indirectly beneficially owned by Mr. Trieu.  Of the shares indirectly beneficially owned, 1,625,000 shares are directly owned by Autotelic LLC as reflected in the table and 500,000 shares are directly owned by Autotelic Inc. as reflected in the table.  Mr. Trieu is Chief Executive Officer of Autotelic Inc. and owns 64% of the common stock of Autotelic Inc. and 50% of Autotelic LLC.  As a result, Mr. Trieu may be deemed the beneficial owner of shares held by Autotelic LLC and Autotelic Inc.

(2)
As described in the Interest of Management and Others in Certain Transactions section below, Autotelic Inc. directly beneficially owns 283,421 shares issuable upon exercise of a warrant which is expected to become exercisable in connection with this offering.  Assuming the exercise of such warrant, then Autotelic Inc. will beneficially own 5.78% of our common stock if the minimum number of 166,667 shares are sold in this offering and 5.18% of our common stock if the maximum number of 733,340 shares are sold in this offering.

(3)
As described in footnote (1), Mr. Trieu may be deemed the beneficial owner of shares held by Autotelic Inc. and thus the indirect beneficial owner of the 283,421 shares issuable upon exercise of the warrant held by Autotelic Inc. described in footnote (2).  Assuming the exercise of such warrant, then Mr. Trieu will beneficially own 5.78 % of our common stock if the minimum number of 166,667 shares are sold in this offering and 5.18% of our common stock if the maximum number of 733,340 shares are sold in this offering.

(4)
Mr. Soon directly beneficially owns 70,000 shares issuable upon conversion of convertible note.  Assuming the conversion of all convertible notes, including Mr. Soon’s convertible note, expected to convert in connection with this offering, then Mr. Soon will beneficially own 1.49% of our common stock if the minimum number of 166,667 shares are sold in this offering and 1.33% of our common stock if the maximum number of 733,340 shares are sold in this offering.

(5)
Assuming the exercise of the warrant described in footnotes (2) and (3) and the convertible notes described in footnote (3), then our director and officers as a group will beneficially own 7.10% of our common stock if the minimum number of 166,667 shares are sold in this offering and 6.38% of our common stock if the maximum number of 733,340 shares are sold in this offering.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions or currently proposed transactions since our inception to which we were or will be a participant and the amount involved exceeded or will exceed the lesser of $120,000 or 1% of our total assets, and in which any director, nominee for election as director, executive officer, 10% beneficial owner, promoter (or immediate family member of the foregoing persons) of Stocosil had or will have a direct or indirect material interest.

Product Development, License and Commercialization Agreement

The rights to the drugs olmesartan medoxomil and rosuvastatin calcium have been granted to Stocosil, as the primary party, through a Product Development, License and Commercialization Agreement with Daewoong Pharmaceuticals Co., Ltd., and Autotelic, LLC and Inc., as the secondary parties, described in the Business section of this Offering Circular.  Under the terms of the agreement, we are obligated to make $4,900,000 as milestone payments to Daewoong.   Further, TDM devise for recalcitrant or resistant HTN is owned by Autotelic Inc. who will be responsible for its manufacturing/ sales & marketing.  Vuong Trieu, our President and director, is also a 64% shareholder and chief executive officer of Autotelic Inc. and 50% member of Autotelic LLC.

Master Service Agreement

We have entered into a Master Services Agreement ("MSA") on May 1, 2015, with a retroactive effective date to January 1, 2015, with Autotelic Inc. for the custom research and development and consulting in connection with obtaining FDA approval of the ST-101 drug for hypertension and dyslipidemia, ST-102 drug for recalcitrant hypertension, along with a proprietary monitoring and delivery device for which Autotelic Inc. owns the rights, and ST-103 drug/device combination for treatment of HeFH and HoFH.  We will pay Autotelic Inc. for the costs of personnel services, manpower, and equipment it provides to us with certain markup.   As of June 30, 2016,  we recorded $283,421 in expense for the value of the services under terms of the agreement. For details please see Management’s Discussion and Analysis of Financial Condition and Results of Operations Section: Commitments and Contingencies.

Pursuant to MSA, during the period commencing January 1, 2015 and until the date that Stocosil, Inc. has completed an equity offering of either common or preferred stock in which the gross proceeds therefrom is no less than $10,000,000, Stocosil shall pay Autotelic Inc. the following compensation: cash in an amount equal to the Actual Labor Cost (paid on a monthly basis), plus warrants of  Stocosil's common stock with a strike price no less than the fair market value of the Stocosil’s common stock at the time said warrants were issued.

On June 18, 2015, the Company has issued 116,757 warrants to Autotelic Inc. for shares of the Company’s common stock with a strike price at $5.00, which is no less than the fair market value of the Company’s common stock at the time said warrants are issued, as partial consideration for the personnel services provided from January 1 to May 31, 2015.

On August 31, 2015, the Company has issued 33,621 warrants to Autotelic Inc. for shares of the Company’s common stock with a strike price at $5.00 which equals to the fair market value of the Company’s common stock at the time said warrants are issued, representing the 100% markup of the personnel services from June 1, 2015 to June 30, 2015.

On November 17, 2015, the Company has issued 69,559 warrants to Autotelic Inc. for shares of the Company’s common stock with a strike price at $5.00 which equals to the fair market value of the Company’s common stock at the time said warrants are issued, representing the 100% markup of the personnel services from July 1, 2015 to October 31, 2015.

On January 29, 2016, the Company has issued 63,484 warrants to Autotelic Inc. for shares of the Company’s common stock with a strike price at $5.00 which equals to the fair market value of the Company’s common stock at the time said warrants are issued, representing the 100% markup of the personnel services from November 1, 2015 to December 31, 2015.

Piggyback Registration Rights

If we propose to register any shares of our common stock under the Securities Act after this initial public offering, subject to certain exceptions, certain holders of our securities, including Autotelic Inc., will be entitled to notice of such registration and to include their shares of registrable securities in the registration. If such demand is made by the holders of registrable securities, we must use commercially reasonable efforts to include such holders’ shares in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Financings

In February 2015, we received aggregate gross proceeds of $1,003,400 from the issuance of 4,454,545 shares of common stock.  Each of executive officers, Messrs. Trieu, Soon, and Park, invested in the offerings and received the shares they currently own in Stocosil as listed in the Security Ownership of Management and Certain Security holders section above.  With the exception of 204,545 shares of common stock issued to Mr. Trieu, each of the remaining shares was issued at a price of $0.0008 per share for aggregate cash consideration of $3,400.  The remaining 204,545 shares of common stock subsequently issued to Mr. Trieu were issued at a price of $4.8889 per share for total proceeds of $1,000,000.

In February and December 2015, we issued convertible promissory notes with an aggregate principal balance of $716,000 and $750,000 respectively to multiple parties.  The notes issued in February 2015, we issued $42,000 aggregate principle amount of convertible notes to Pyng Soon with maturity date as of January 31, 2017. The convertible notes bear interest at 3% per annum.  Upon the completion of certain funding events, we have the right to convert the outstanding principal amount of these notes into shares of the Company’s common stock at $0.60 for the February convertible notes and $5.00 for the December convertible notes per share respectively.

In April 2016, we issued convertible promissory notes with an aggregate principal balance of $141,000 respectively to multiple parties.  As of June 30, 2016, $116,000 borrowings under these notes were received.  The convertible notes bear interest at 3% per annum.  Upon the completion of certain funding events, we have the right to convert the outstanding principal amount of these notes into shares of the Company’s common stock at $8.00 per share.

SECURITIES BEING OFFERED

General

The following is a summary of the rights of our common stock and of certain provisions of our amended and restated certificate of incorporation and bylaws.  For more detailed information, please see the amended and restated certificate of incorporation and bylaws which are filed as 2.2s to the offering statement of which this Offering Circular is a part.

Our authorized capital stock consists solely of 75,000,000 shares of common stock, with a par value of $0.0001 per share.

Upon the closing of this offering, we intend to convert our outstanding convertible notes into an aggregate of 1,360,958 shares of common stock.

Additionally, warrants to purchase an aggregate of 750,000 shares of common stock at an exercise price of $0.0008 per share will remain outstanding upon the closing of the offering as follows:

·
warrants to purchase 250,000 shares, one-third of which are exercisable on each of March 7, 2016, 2017, and 2018 and which expire on March 7, 2023, are held by Tae Hun Kim, a citizen of South Korea; and

·	warrants to purchase 500,000 shares, exercisable commencing upon the submission of ST-101 to the FDA and expiring five years thereafter, are held by Daewoong Pharmaceuticals Co., Ltd.

In April 2016, the Company issued a stock purchase warrant of 37,500 common shares to Hok Shing Tang for service consideration of $99,750, at an exercise price of $5 per share.  The Company had recognized a consultant fee of $49,875 for the year ended June 30, 2016.  The fair value of the warrants was recorded based on the fair value of the warrants as warrants are a more reliable measurement than service cost.

In June 2016, the Company entered into an agreement to issue 835 common stocks to Angel Marketing, LLC for service consideration of $12,500 per month for July 2016 to October 2016.  In August 2016, the Company had terminated the agreement.  As of October 2016, the Company had not issued any common stock to Angle Marketing.  The Company had accrued $25,000 of liabilities for July and August 2016.  The fair value of the service was recorded as the cost of the service is a more reliable measurement than the common stock value in accordance with ASC 505-50.

We further issued warrants to purchase 283,421 shares of our common stock to Autotelic Inc. as part of the MSA described in the Interest of Management and Others in Certain Transactions section, exercisable at a price of $5 per share.

Common Stock

If the minimum number of 166,667 shares of common stock is sold in this offering, based on (i) 4,454,545 shares of common stock outstanding as of December 31, 2015 and (ii) the conversion of convertible notes into 1.360,958 shares of common stock upon the closing of this offering, assuming proceeds of at least $2,500,005 in this offering there will be 5,982,170 shares of common stock outstanding upon the closing of this offering.

If the maximum number of 733,340 shares of common stock is sold in this offering, based on (i) 4,454,545 shares of common stock outstanding as of December 31, 2015 and (ii) the conversion of convertible notes into 1,360,958 shares of common stock upon the closing of this offering, assuming proceeds of at least $11,000,100 in this offering; there will be 6,548,843 shares of common stock outstanding upon the closing of this offering.

As of June 30, 2016, assuming the conversion of all convertible notes into common stock upon the closing of this offering, we had 45 record holders of common stock.

As of June 30, 2016, there were 750,000 shares of common stock subject to outstanding warrants with an aggregate exercise price of $600, none of which are presently exercisable.

As of June 30, 2016, there were 37,500 shares of common stock subject to outstanding warrants with an aggregate exercise price of $187,500.

As of June 30, 2016, there were 283,421 shares of common stock subject to outstanding warrants with an aggregate exercise price of $1,417,105, none of which are presently exercisable.

As of June 30, 2016, no options to purchase shares of common stock were outstanding.

Voting

Holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders.

Dividends

Holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Rights and Preferences

Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued pursuant to this offering, when paid for, will be fully paid and nonassessable.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Bylaws

Delaware Law

Certain provisions of Delaware law and our amended and restated certificate of incorporation and bylaws that will become effective upon the closing of this offering contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation to become effective in connection with this offering includes provisions that:

·	Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of this Corporation need not be by written ballot.

·
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of this Corporation is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

·
No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, for any act or omission, except that a director may be liable (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

This Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of this Corporation (and any other persons to which the DGCL permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, whether involving criminal, civil, administrative, investigative or any other matters.

Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

·
prior to the date of the transaction, our board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

·
upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

·
at or subsequent to the date of the transaction, the business combination is approved by our board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of common stock held by our stockholders.

Indemnification Agreements

We have entered into agreements to indemnify our director and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these indemnification agreements are necessary to attract and retain qualified persons to direct and manage our company. We also maintain directors' and officers' liability insurance.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ____________________.  The transfer agent and registrar’s address is at _____________________________. The transfer agent’s telephone number is (XXX) ____________ .

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of June 30, 2016 and June 30, 2015	F-3

Statements of Operations for the year ended June 30, 2016
and for the period from inception (December 11, 2014) to June 30, 2015	F-4

Statement of Stockholder’s Deficit for the year ended June 30, 2016
and for the period from inception (December 11, 2014) to June 30, 2015	F-5

Statements of Cash Flows for the year ended June 30, 2016
and for the period from inception (December 11, 2014) to June 30, 2015	F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Stocosil Inc.
City of Industry, CA

We have audited the accompanying balance sheets of Stocosil, Inc. (the “Company”) as of June 30, 2016 and June 30, 2015 and the related statements of operations, shareholders’ deficit, and cash flows for the twelve months ended June 30, 2016 and for the period from inception (December 11, 2014) to June 30, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stocosil Inc. as of June 30, 2016 and 2015 and the related results of its operations and its cash flows for the twelve months ended June 30, 2016 and for the period from inception (December 11, 2014) to June 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered a net loss from operations and was not able to generate cash from operating activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
November 10, 2016

Stocosil Inc.
Balance Sheets

	June 30, 2016	June 30, 2015
Assets
Current Assets
Cash and cash equivalents	$115,340	$1,346,636
Other current assets	6,441	5,318
Total current assets	121,781	1,351,954

Investment	479	-
Total Assets	$122,260	$1,351,954

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$11,710	$1,000
Accrued liabilities	357,486	79,244
Interests payables	42,129	8,194
Foreign tax payable	15,000	15,000
Accounts payable and accrual - related party	335,390	373,922
Total current liabilities	761,715	477,360

Noncurrent Liabilities
Convertible debt	1,540,000	674,000
Convertible debt - related party	42,000	42,000
Deferred revenue	75,000	75,000
Total noncurrent liabilities	1,657,000	791,000

Total Liabilities	2,418,715	1,268,360

Stockholders' Equity
Common stock, $0.0001 par value; 75,000,000 shares authorized; 4,454,545 shares issued and outstanding at June 30, 2016 and June 30, 2015	445	445
Additional paid-in-capital	1,352,039	1,004,958
Accumulated deficit	(3,648,939)	(921,809)
Total stockholders' equity	(2,296,455)	83,594
Total Liabilities and Stockholders' Equity	$122,260	$1,351,954

The accompanying notes are an integral part of these financial statements.

Stocosil Inc.
Statements of Operations

	For the Year Ended June 30, 2016	For the Period from Inception (December 11, 2014) to June 30, 2015
Operating Expenses:
General and administrative	$2,695,241	$915,482
Total operating expenses	2,695,241	915,482

Operating Loss	(2,695,241)	(915,482)

Other Expense
Interest expense, net	(31,889)	(5,527)

Loss Before Income Taxes	(2,727,130)	(921,009)
Provision For Income Taxes	-	800

Net Loss	$(2,727,130)	$(921,809)
Net loss per share – basic and diluted	$(0.61)	$(0.21)
Weighted average shares outstanding – basic and diluted	4,454,545	4,376,575

The accompanying notes are an integral part of these financial statements.

Stocosil Inc.
Statements of Stockholders' Deficit

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 11, 2014 (date of inception)	-	$-	$-	$-	$-

Net loss	-	-	-	(921,809)	(921,809)
Issuance of founders' common stock	4,250,000	425	2,975	-	3,400
Issuance of common stock for cash	204,545	20	999,980	-	1,000,000
Issuance of warrants for cash	-	-	600	-	600
Warrants expenses	-	-	1,403	-	1,403

Balance at June 30, 2015	4,454,545	$445	$1,004,958	$(921,809)	$83,594

Net loss	-	-	-	(2,727,130)	(2,727,130)
Issuance of warrants for service		-	49,875	-	49,875
Warrants expenses	-	-	297,206	-	297,206

Balance at June 30, 2016	4,454,545	$445	$1,352,039	$(3,648,939)	$(2,296,455)

The accompanying notes are an integral part of these financial statements.

Stocosil Inc.
Statements of Cash Flows

	For the Year Ended June 30, 2016	For the Period from Inception (December 11, 2014) to June 30, 2015
Cash Flows From Operating Activities:
Net loss	$(2,727,130)	$(921,809)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Shares issued for services	49,875	-
Warrants expenses	297,206	1,403
Changes in operating asset and liabilities:
Other current assets	(1,124)	(4,918)
Accounts payable	10,710	1,000
Accrued liabilities	278,243	79,244
Interests payable	33,935	8,194
Foreign tax payable	-	15,000
Accounts payable and accrual - related party	(38,532)	373,922
Deferred revenue	-	75,000
Net cash used in operating activities	(2,096,817)	(372,964)

Cash Flows From Financing Activities:
Proceeds from convertible debt	866,000	674,000
Proceeds from convertible debt - related party	-	42,000
Proceeds from sales of stock and warrants	-	1,003,600
Net cash provided by financing activities	866,000	1,719,600

Cash Flows From Investing Activities:
Purchases of investment	(479)	-
Net cash used in financing activities	(479)	-

Net (decrease)/increase in cash and cash equivalents:	(1,231,296)	1,346,636
Cash and cash equivalents, beginning of period	1,346,636	-
Cash and cash equivalents, end of period	$115,340	$1,346,636

Supplemental disclosure information:
Income taxes paid	$-	$800
The accompanying notes are an integral part of these financial statements.

STOCOSIL INC.
NOTES TO FINANCIAL STATEMENTS

1.           ORGANIZATION AND BUSINESS OPERATIONS

Stocosil Inc. (the “Company”) is a biotechnology company that focuses on marketing a fixed dose combination drug treating hypertension and hyperlipidemia in the United States, Canada, Japan, Taiwan, Australia and South America. The Company is also working on combining the drug (the “Product”) with a therapeutic drug monitoring technology from Autotelic Inc., an affiliated company, to develop a drug/device combination (the “Optional Product”) that will treat resistant hypertension.

The Company was incorporated on December 11, 2014, and is based in City of Industry, California.  The Company has elected its fiscal year end on June 30.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United State of America (“GAAP”). The summary of significant accounting policies presented in Note 2 is designed to assist in understanding the Company’s financial statements.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

Going Concern and Plan of Operations

In February and December 2015, the Company raised capital from its founders, and other individuals through a private placement under Regulation 506.  Capital was raised capital through the issuance of restricted shares in the amount of $1,003,400 as well as through private debentures in the amount of $1,466,000.  In April 2016, the Company raised in a private debentures in the amount of $116,000.  Management is actively seeking additional funding that will allow the Company to maintain operations for the next twelve months.

If the Company pursues additional clinical trials other than those planned for current product candidates, or if the Company adds additional product candidates prior to the end of 2016, the Company will need to raise additional capital. Also, to fund future operations to the point where the Company is able to generate positive cash flow from the sales or out-licensing of drug candidates, the Company will need to raise additional capital. The amount and timing of future funding requirements will depend on many factors, including the timing and results of development efforts, the potential expansion of current development programs, potential new development programs and related general and administrative support, as well as the overall condition of capital markets including capital markets for development-stage biopharmaceutical companies. Management anticipates that the Company will seek to fund operations through public and private equity and debt financings or other sources, such as potential collaboration agreements. The Company cannot assure that anticipated additional financing will be available on favorable terms, or at all. Although the Company was successful in obtaining financing through equity securities offerings in February 2015, December 2015, and June 2016, there can be no assurance that the Company will be able to do so in the future.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to delay or terminate expenditures for certain programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company and would raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

STOCOSIL INC.
NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from such estimates under different assumptions or circumstances.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. There were no cash equivalent as of June 30, 2016 and June 30, 2015.

Embedded Conversion Feature

The Company has issued convertible instruments which contain embedded conversion features. The Company evaluates the embedded conversion feature within its convertible debt instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards (“ASC”) 815-15, Embedded Derivatives, and ASC 815-40, Contracts in Entity’s Own Equity, to determine if the conversion feature meets the definition of a liability and therefore need to bifurcate the conversion feature and account for it as a separate derivative liability.

If the embedded conversion feature does not meet the definition of a liability, the Company evaluates the conversion feature under ASC 815-40 for a beneficial conversion feature at inception.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation- Stock Compensation. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Recent Accounting Pronouncements

There are no new accounting pronouncements issued or effective that had, or are expected to have, a material impact of the Company’s financial statements.

3.   AGREEMENTS

Product Development, Licensing and Commercialization Agreement

In February 2015, the Company entered into a Product Development, License and Commercialization Agreement (the “Agreement”) with Daewoong Pharmaceuticals Co. Ltd. (“Daewoong”), a company incorporated under the laws of the Republic of Korea.  This Agreement shall remain in full force for a period of ten years from the first date of commercial sale of the Optional Product in any country. Thereafter, it will be automatically renewed on an annual basis unless either party gives a termination notice at least six months in advance of the renewal date of the Agreement.

In accordance with the Agreement, the Company is required to remit Daewoong payments in the amount of $4,900,000 upon the completion of certain milestones. In addition, the Company will pay Daewoong $1,000,000 upon the Company achieving aggregate net sales of $20,000,000.

STOCOSIL INC.
NOTES TO FINANCIAL STATEMENTS

3.   AGREEMENTS (Continued)

Master Service Agreement

The company entered into a Master Services Agreement with a related party, Autotelic Inc. effective January 1, 2015.  This agreement states that Autotelic Inc. will provide business functions and services to the company and allows Autotelic Inc. to charge the company for these expenses paid on its behalf.

The agreement includes personnel costs allocated based on amount of time incurred and other services such as consultant fees, clinical studies, conferences and other operating expenses incurred on behalf of the company.

During the period commencing January 1, 2015 (the “Effective Date”) and ending on the date that Company has completed an equity offering of either common or preferred stock in which the gross proceeds therefrom is no less than $10,000,000 (the “Equity Financing Date”), Company shall pay Autotelic the following compensation: cash in an amount equal to the Actual Labor Cost (paid on a monthly basis), plus 100% markup of the actual labor cost by warrants for  shares of the Company’s common stock with a strike price equal to the fair market value of the Company’s common stock at the time said warrants are issued. The Company shall also pay Autotelic for the Services provided by third party contractors plus 20% mark up.

After the Equity Financing Date, the Company shall pay Autotelic a cash amount equal to the Actual Labor Cost plus 100% mark up of providing the Services and 20% mark up of providing the Services by third party contractors or material used in connection with the performance of the contracts, including but not limited to clinical trial, non-clinical trial, CMO, FDA regulatory process, CRO and CMC.

On June 18, 2015, the Company has issued 116,757 warrants to Autotelic Inc. for shares of the Company’s common stock with a strike price at $5.00, which is no less than the fair market value of the Company’s common stock at the time said warrants are issued, as partial consideration for the personnel services provided from January 1 to May 31, 2015. See Note 7.

On August 31, 2015, the Company has issued 33,621 warrants to Autotelic Inc. for shares of the Company’s common stock with a strike price at $5.00 which equals to the fair market value of the Company’s common stock at the time said warrants are issued, representing the 100% markup of the personnel services from June 1, 2015 to June 30, 2015.  See Note 7.

On November 17, 2015, the Company has issued 69,559 warrants to Autotelic Inc. for shares of the Company’s common stock with a strike price at $5.00 which equals to the fair market value of the Company’s common stock at the time said warrants are issued, representing the 100% markup of the personnel services from July 1, 2015 to October 31, 2015.  See Note 7.

On January 29, 2016, the Company has issued 63,484 warrants to Autotelic Inc. for shares of the Company’s common stock with a strike price at $5.00 which equals to the fair market value of the Company’s common stock at the time said warrants are issued, representing the 100% markup of the personnel services from November 1, 2015 to December 31, 2015.  See Note 7.

In addition, the Company incurred in the total amount of $1,595,062 and $722,747 (including $5,901 of prepaid insurance)  for the actual service performed pursuant to the MSA for the year ended June 30, 2016 and the period from inceptions (December 11, 2014) to June 30, 2015, respectively. The total amount of service expense were $786,980 and $293,135 for the year ended June 30, 2016 and the period from December 11, 2014 to June 30, 2015, among which $585,827 and $118,040 were expenses that had 20% markup, and the markup was $117,165 and $23,608 for the respective period.

STOCOSIL INC.
NOTES TO FINANCIAL STATEMENTS

3.   AGREEMENTS (Continued)

Sublease Agreement

The Company entered into a Sublease Agreement with a related party, Autotelic Inc. effective January 1, 2015 to pay $1,000 per month for approximately 400 square footage rent in the City of Industry. The term is 22 months ending October 31, 2016 which includes all utilities.  On October 31, 2016, the Company has executed the sublease agreement with Autotelic Inc. for additional twenty four (24) months from November 1, 2016 to October 31, 2018 with monthly payment in the amount of one thousand dollars ($1,000), payable on the first day of each month

Rent expenses for the year end June 30, 2016 and the period (December 11, 2014) to June 30, 2015 were $12,000 and $6,000.

The following is a schedule by year of future minimum lease payments required under the operating lease agreement:

Years ending June 30	Future minimum lease payments
2017	$12,000
2018	12,000
2019	4,000
Total	$28,000

4. RELATED PARTY TRANSACTIONS

ASC 850, Related Party Disclosures, requires that financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. A related party transaction includes a party or entity who can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Autotelic Inc. and Autotelic LLC, owns Stocosil Inc. 11.22 % and 36.48% respectively, are related parties of the Company because management of Autotelic Inc. and Autotelic LLC have significant influence on the management and operating policies of the Company.  Dr. Vuong Trieu, individually owns 63.97% of Autotelic Inc. 15.82% of Stocosil Inc. and 50% of Autotelic LLC, is considered to be a related party, that directly own and indirectly through one or more intermediaries, that control or are under common control with the reporting entity.

STOCOSIL INC.
NOTES TO FINANCIAL STATEMENTS

4.  RELATED PARTY TRANSACTIONS (CONTINUED)

For the year ended June 30, 2016 and the period from inception (December 11, 2014) to June 30, 2015, Autotelic Inc. paid operating expenses on behalf of the company. Costs were as follows:

	For the Year Ended June 30, 2016	For the Period from Inception (December 11, 2014) to June 30, 2015

Personnel costs	$678,916	$400,004
Rent	12,000	6,000
Service expenses	904,146	310,842
Insurance expenses	-	5,901
Total	$1,595,062	$722,747

The total accounts payable and accrued liabilities owed to Autotelic as of June 30, 2016 and 2015 was $335,067 and $373,456. The remaining $323 and $466 included in the accounts payable and accrued liabilities balance as of June 30, 2016 and 2015 is payable due to Pyng Soon, the Company CEO and CFO.

For the warrants issued for 100% markup of the personnel cost, please refer to Note 3 Master Service Agreement.

The Company had issued convertible promissory notes in February 2015, $42,000 of which was to Pyng Soon.  The convertible bear interest at 3% per annum and mature on January 31, 2017.  Upon the completion of certain funding events, the Company has the right to convert the outstanding principal amount of this notes into shares of the Company’s common stock at $0.60 per share.

5. DEFERRED INCOME

In June 2016 and 2015 the Company had received an initial milestone payment of $75,000 from a pharmaceutical company for licensing rights of the Company's product after FDA approval. When FDA approval is given, this revenue will be recognized through the term of the license.

6. LONG TERM DEBT

Convertible Notes Payable

In February 2015 the Company issued convertible promissory notes with an aggregated principal balance of $716,000 to multiple parties. Borrowings under each of these convertible notes bear interest rate at 3% per annum and mature on January 31, 2017. Upon the completion of certain funding events, the Company has the right to convert the outstanding principal amount of these notes into shares of the Company’s common stock at $0.60 per share.

In December 2015, the Company issued convertible promissory notes with total principal amount of $750,000 to multiple parties. Borrowing under each of these convertible notes bear interest rate at 3% per annum and mature on January 31, 2017. Upon the completion of certain funding events, the Company has the right to convert the outstanding principal amount of these notes into shares of the Company’s common stock at $5 per share.

In April 2016, the Company issued convertible promissory note with an aggregate principal balance of $141,000 to multiple parties.  Borrowings under this convertible note bear interest at 3% per annum and mature on April 1, 2018.  Upon the completion of certain funding events, the Company has the right to convert the outstanding principal amount of this note into shares of the Company’s common stock at $8.00 per share. As of June 30, 2016, $116,000 borrowings under these notes were received.  Subsequent to June 30, 2016, the Company received the remaining $25,000 of the convertible promissory note.

The Company analyzed the conversion option of the instruments for derivative accounting consideration under ASC 815-15 and noted none.

The Company also evaluated the instruments for consideration of any beneficial conversion features under ASC 815-40. The Company determined the beneficial conversion feature to be $0.

STOCOSIL INC.
NOTES TO FINANCIAL STATEMENTS

7.  EQUITY

Common Stock

The company has filed the Amended Certificate of Incorporation, in June 2015, to the Delaware Secretary of State, increasing its authorized capital common stock from 10,000,000 shares to 75,000,000 shares.

In February 2015, 4,250,000 restricted shares of common stock were issued to the Company’s founders at $0.0008 per share, for total cash consideration of $3,400. The proceeds from the issuance of the restricted stock were received in February 2015.

In February 2015, the Company entered into a stock purchase agreement and issued 204,545 shares of common stock to one of its founders, a majority stockholder, in a private placement transaction, at $4.8889 per share for total proceeds of $1,000,000.

As a result of these issuances, the Company has 4,545,545 shares issued and outstanding as of June 30, 2016 and 2015, respectively.

Warrants

In February 2015, the Company issued a stock purchase warrant for 500,000 common shares to Daewoong Pharmaceutical Co., Ltd, a South Korea-based bioengineering company for cash consideration of $400, which was not received yet as of December 31, 2015, at an exercise price of $0.0008 per share. These shares shall be exercisable in whole or in part, during the term commencing from the submission of a New Drug Application, and will expire five years thereafter.

In March 2015, the Company issued a stock purchase warrant of 250,000 common shares to Kim Hun Tai, a Korean citizen, for cash consideration of $200, at an exercise price of $0.0008 per share. One third of these shares shall be exercisable on each anniversary date commencing March 7, 2015 for a three year period and the warrant will expire March 7, 2023.

In April 2016, the Company issued a stock purchase warrant of 37,500 common shares to Hok Shing Tang for service consideration of $99,750, at an exercise price of $5 per share.  The Company had recognized a consultant fee of $49,875 for the year ended June 30, 2016 in accordance with ASC 505-50, Equity – Based Payments to Non-Employees.  The fair value of the warrants was recorded based on the fair value of the warrants as warrants are a more reliable measurement than service cost.

On June 18, 2015, the Company has issued 116,757 warrants to Autotelic Inc. for shares of the Company’s common stock with a strike price at $5 which equals to the fair market value of the Company’s common stock at the time said warrants are issued, representing the 100% markup of the personnel services from January 1, 2015 to May 31, 2015.

On August 31, 2015, the Company has issued 33,621 warrants to Autotelic Inc. for shares of the Company’s common stock with a strike price at $5 which equals to the fair market value of the Company’s common stock at the time said warrants are issued, representing the 100% markup of the personnel services from June 1, 2015 to June 30, 2015.

On November 17, 2015, the Company has issued 69,559 warrants to Autotelic Inc. for shares of the Company’s common stock with a strike price at $5 which equals to the fair market value of the Company’s common stock at the time said warrants are issued, representing the 100% markup of the personnel services from July 1, 2015 to September 30, 2015.

On January 29, 2016, the Company has issued 63,484 warrants to Autotelic Inc. for shares of the Company’s common stock with a strike price at $5 which equals to the fair market value of the Company’s common stock at the time said warrants are issued, representing the 100% markup of the personnel services from October 1, 2015 to December 31, 2015.

Due to the relationship the Company has with Autotelic Inc. as described in Note 4, the Company treated the employees shared with Autotelic Inc. to be the equivalents as the Company’s own employees. Accordingly, the stock-based compensation for the personnel services are treated as stock-based compensation for employee services under ASC 718.

Using Black-Scholes to value these 283,421 warrants by a third party specialist, the Company amortized $ $297,206 and $1,403 in warrant expense for the year ended June 30, 2016 and for the period from inception (December 11, 2014) to June 30, 2015 based on a 2-year vesting period, defined below, of the fair value of these warrants of $753,900.  This is based on the expectation that the Company will be able to get $10 million through an equity offering within 2 years of the issue date, which pursuant to the warrant agreement is the vesting period for the warrants. When the Company obtained an equity offering of $10 million, the Company will recognize the remaining unamortized expenses of $455,291 on the day the equity offering reached $10 million.  Equity offering fall below $10 million, then the Company expects to have amortize warrant expense of $371,451 and $83,840 for June 30, 2017 and 2018.     The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part any time after the Company has completed an equity offering of either common or preferred stock in which gross proceeds is no less than $10 million and thereafter within 5 years after the exercise period. The main assumptions used in the Black-Scholes model include: dividend yield of 0%, average volatility of 75%, average risk free rate of 1.27%, and an expected term of 3.5 years.

STOCOSIL INC.
NOTES TO FINANCIAL STATEMENTS

8.    COMMITMENTS AND CONTINGENCIES

Litigation

Because of the nature of the Company’s activities, the Company is subject to claims and/or threatened legal actions, which arise out of the normal course of business. Management is currently not aware of any pending lawsuits.

9.    INCOME TAXES

As of June 30, 2016 and 2015, the Company accounts for income taxes using the asset and liability method.

Income tax expenses by jurisdiction consist of the following:

	For the Year ended June 30, 2015	For the Period from Inception (December 11, 2014) to June 30, 2015
Current
U.S. federal	$-	$-
U.S. state and local	-	800

Total current income tax expense	$-	$800

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under ASC 740, Accounting for Income Taxes, to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

The components of the provision for income taxes consisted of the following:

	June 30, 2016	June 30, 2015

Current	$-	$800
Deferred taxes	(1,507,629)	(322,126)

Income tax provision	(1,507,629)	(321,326)
Valuation allowance	1,507,629	322,126

Total provision for income taxes	$-	$800

STOCOSIL INC.
NOTES TO FINANCIAL STATEMENTS

9.    INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The Company’s total deferred tax liabilities at June 30, 2016 and 2015 were $0, respectively. The Company’s deferred tax assets consist of the tax effect of net operating loss (“NOL”) for U.S. Federal and state, which is estimated to be $3,350,286 and $920,361 at June 30, 2016 and  2015, respectively, and expiring in 2034 to  2035, respectively. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

The Company’s major tax jurisdictions are the United States and California. The Company is not currently under examination by any taxing authority nor has it been notified of an impending examination.

As of June 30, 2016, management believes the Company had no uncertain tax positions and no interest and penalties related to any uncertain tax positions.

10. SUBSEQUENT EVENTS

In June 2016, the Company entered into an agreement to issue 835 common stocks to Angel Marketing, LLC for service consideration of $12,500 per month for July 2016 to October 2016.  In August 2016, the Company had terminated the agreement.  As of October 2016, the Company had not issued any common stock to Angle Marketing.  The Company had accrued $25,000 of liabilities for July and August 2016.  The fair value of the service was recorded as the cost of the service is a more reliable measurement than the common stock value in accordance with ASC 505-50.

Part III – EXHIBITS

Exhibit No.	Description
1.1	Placement Agent Agreement with Boustead Securities, LLC.
2.1	Amended and Restated Certificate of Incorporation of Stocosil Inc.
2.2	Bylaws of the Registrant
3.1	Specimen common stock certificate of Stocosil Inc.
4.1	Consulting Agreement with ASMX Capital
6.1	Product Development, License and Commercialization Agreement
6.2	Master Services Agreement
6.3	Form of Convertible Note February 2015
6.4	Form of Convertible Note December 2015
6.5	Form of Convertible Note April 2016
6.6	Warrant for 250,000 Common Shares
6.7	Warrant for 500,000 Common Shares
6.8	Warrant for 116,757 Common Shares
6.9	Warrant for 33,621 Common Shares
6.10	Warrant for 69,559 Common Shares
6.11	Warrant for 63,484 Common Shares
9.1	Indemnification Agreement: Vuong Trieu
9.2	Indemnification Agreement: Pyng Soon
9.3	Indemnification Agreement: Chulho Park
9.4	Indemnification Agreement: Osmond D'Cruz
11.1	Consent of Malone Bailey, LLP
11.2	Consent of Pyng Soon (contained in Exhibit 12.1 below)
12.1	Opinion of Pyng Soon
15.1	Escrow Services and Custody Agreement

III-1

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A (Amended b ) and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Industry, State of California, on         , 2016.

STOCOSIL INC. By: Name: Pyng Soon, Esq., CPA Title: Chief Executive Officer, Chief Financial Officer, Secretary

This offering statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

	President and Chief Regulatory Officer	, 2016
Vuong Trieu

	Chief Executive Officer, Chief Financial Officer, Secretary	, 2016
Pyng Soon

	Chief Business Officer	, 2016
Chulho Park

III-2